UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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First Financial Bankshares, Inc.

(Name of Registrant as Specified in its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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400 Pine Street

Abilene, Texas 79601

325.627.7038

NOTICE OF THE 2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 27, 2021

To our shareholders:

We cordially invite you to attend the annual meeting of our shareholders, which will be held in the Abilene Convention Center, 1100 North 6th Street, Abilene, Texas, at 10:30 a.m., Central time, on Tuesday, April 27, 2021, for the following purposes:

(1)	To elect eleven directors;

(2)	To ratify the appointment by our audit committee of Ernst & Young LLP as our independent auditors for the year ending December 31, 2021;

(3)	To conduct an advisory, non-binding vote on the compensation of named executive officers;

(4)	To approve the 2021 Omnibus Stock and Incentive Plan; and

(5)	To act on such other business as may properly come before the annual meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 1, 2021, are entitled to notice of and to vote at the annual meeting (or any adjournment or postponement thereof).

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Shareholders to be Held on April 27, 2021, the proxy statement, annual report and other information for security holders are available free of charge at http://www.ffin.com/sec.

We have included, along with this notice and proxy statement, (1) our 2020 Annual Report to Shareholders, which describes our activities during 2020, (2) our Annual Report on Form 10-K for the year ended December 31, 2020, and (3) an invitation to attend the annual meeting with RSVP. These additional materials do not form any part of the materials for solicitation of proxies.

We hope that you will be present at the annual meeting. We respectfully urge you, whether or not you plan to attend the annual meeting, to sign, date and mail the enclosed proxy card in the envelope provided in order to eliminate any question of your vote being counted. You can revoke your proxy in writing at any time before the annual meeting, so long as your written request is received by our corporate secretary before the call to order of the annual meeting. We believe we can accommodate everyone at the annual meeting; however, given the COVID pandemic restrictions, we are preparing our social distancing and other plans to hold the meeting as safely as possible and to comply with governmental restrictions. Unfortunately, with the COVID pandemic restrictions, we will not be hosting the luncheon after the annual meeting this year. Therefore, we kindly request that you confirm your attendance by completing the enclosed reply card and returning it to us by April 15, 2021 or by calling 325.627.7038 to RSVP before this date.

Our shareholders and any interested individuals that are not able to attend the annual meeting in person may access a live video stream of our annual meeting by visiting www.ffin.com/live-events. Please note that shareholders that wish to vote or ask questions at the annual meeting should plan to attend the meeting in person or vote in advance by proxy as the live video stream will not offer the ability to vote or ask questions. A replay of the presentation will be available after the event.

We are monitoring public health and travel safety concerns relating to COVID. If we determine that a change in the date, time or location of the annual meeting or a change to a virtual meeting format is advisable or required, we will announce such changes through a press release, additional proxy materials filed with the Securities and Exchange Commission, and on our investor relations website at investorrelations.ffin.com. Please check this website in advance of the meeting date if you are planning to attend in person.

By order of the Board of Directors,

March 12, 2021	F. Scott Dueser
Chairman, Chief Executive Officer and President

FIRST FINANCIAL BANKSHARES, INC.

PROXY STATEMENT

FIRST FINANCIAL BANKSHARES, INC.

400 Pine Street

Abilene, Texas 79601

325.627.7038

PROXY STATEMENT

2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 27, 2021

INTRODUCTION

The Board of Directors of First Financial Bankshares, Inc. (sometimes referred to as the “Company”) hereby solicits your proxy for use at the 2021 annual meeting of our shareholders and any continuation of the meeting if it is adjourned. The annual meeting will be held in the Abilene Convention Center, 1100 North 6th Street, Abilene, Texas, at 10:30 a.m., Central time, on Tuesday, April 27, 2021.

In order to enable us to comply with best safety practice and governmental restrictions relating to COVID, we kindly request that you confirm your attendance by completing the enclosed reply card and returning it to us by April 15, 2021 or calling 325.627.7038 to RSVP before this date.

While we intend to hold our annual meeting in person, we are monitoring public health and travel safety concerns relating to COVID. If we determine that a change in the date, time or location of the annual meeting or a change to a virtual meeting format is advisable or required, we will announce such changes through a press release, additional proxy materials filed with the Securities and Exchange Commission, and on our investor relations website at investorrelations.ffin.com. Please check this website in advance of the meeting date if you are planning to attend in person.

Our shareholders and any interested individuals that are not able to attend the annual meeting in person may access a live video stream of our annual meeting by visiting www.ffin.com/live-events. Please note that shareholders that wish to vote or ask questions at the annual meeting should plan to attend the meeting in person or vote in advance by proxy as the live video stream will not offer the ability to vote or ask questions. A replay of the presentation will be available after the event.

Our principal executive office is located at 400 Pine Street, Suite 310, Abilene, Texas 79601. Our telephone number is 325.627.7038.

We released for mailing this proxy statement and the accompanying proxy card on March 12, 2021. The date of this proxy statement is March 12, 2021.

VOTING OF SECURITIES

Important Voting Information

You may only vote if you hold shares directly in your own name.

If your shares are held in the name of a bank, broker or other holder of record, you should have received these proxy materials in paper form including a voting instruction card so you can instruct the holder of record how to vote your shares. Pursuant to Nasdaq rules, you must instruct your broker how you wish your shares to be voted on all non-routine matters. If you did not receive the meeting invitation and RSVP request from your broker, please contact your broker because the invitations were sent with the annual report, Form 10-K, and this notice and proxy statement to shareholders to the brokerage firm.

Voting Rule. Your broker is not permitted to vote on your behalf on the election of directors, approval of the 2021 Omnibus Stock and Incentive Plan or the advisory vote on compensation paid to our named executive officers, unless you provide specific instructions by following the instructions from your broker about voting your shares by telephone or Internet or completing and returning the voting instruction card. For your vote to be counted, you will need to communicate your voting decisions to your bank, broker or other holder of record sufficiently in advance of the date of the annual meeting in accordance with the instructions you receive from them.

Your Participation in Voting the Shares You Own is Important. Voting your shares is important to ensure that you have a say in the governance of the Company. Please review the proxy materials and follow the relevant instructions to vote your shares. We encourage you to exercise your rights and fully participate as a shareholder.

More Information is Available. If you have any questions about the proxy voting process in general, please contact the bank, broker or other holder of record through which you hold your shares. The Securities and Exchange Commission also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about the proxy voting process.

Record Date

Our Board of Directors has established the close of business on March 1, 2021, as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting. On the record date, we had 142,269,368 common shares outstanding. Each of our shareholders is entitled to one vote for each common share held as of the record date.

Quorum

In order for any business to be conducted at the annual meeting, a quorum consisting of shareholders having voting rights with respect to a majority of our outstanding common shares on the record date must be present in person or by proxy. For purposes of determining the presence or absence of a quorum, we intend to count as present shares present in person but not voting and shares for which we have received proxies but for which holders thereof have abstained. Furthermore, shares represented by proxies returned by a broker holding the shares in nominee or “street name” will be counted as present for purposes of determining whether a quorum is present, even if the shares are not entitled to be voted on matters where discretionary voting by the broker is not allowed (“broker non-votes”).

If a quorum is not present at the annual meeting, we will adjourn the meeting, and the Board of Directors will continue to solicit proxies.

Required Vote

As discussed in more detail under “Proposal 1 - Election of Directors,” each director is required to be elected by the affirmative vote of a majority of the votes cast at the annual meeting. Withheld votes have the effect of voting against the director nominee. Shares not represented at the annual meeting will have no effect on the election of directors. Brokers are not entitled to vote on director elections and thus broker non-votes are not treated as votes cast and will have no effect on the election of directors.

The matter described in “Proposal 2 - Ratification of Appointment of Independent Auditors” is required to be approved by the affirmative vote of the majority of the votes cast at the annual meeting and entitled to vote on the matter. Abstentions and shares not represented at the meeting will not be counted for purposes of determining whether such matter has been approved. Brokers may vote in their discretion on this proposal on behalf of clients who have not furnished voting instructions. As a result, broker non-votes will not arise in connection with, and will have no effect on, this proposal.

With respect to “Proposal 3 – Advisory, Non-Binding Vote on Executive Compensation,” the affirmative vote of a majority of the votes cast at the annual meeting and entitled to vote on this matter is required for approval of the compensation of our named executive officers. Voting for Proposal 3 is being conducted on an advisory basis and, therefore, the voting results will not be binding on the Company, the Board of Directors or the Compensation Committee. Abstentions, broker non-votes and shares not otherwise represented at the meeting will have no effect on the outcome of such matter.

With respect to “Proposal 4 – Approval of 2021 Omnibus Stock and Incentive Plan,” is required to be approved by the affirmative vote of the majority of the votes cast at the annual meeting and entitled to vote on the matter. Brokers are not entitled to vote on the approval of the 2021 Omnibus Stock and Incentive Plan and thus broker non-votes are not treated as votes cast and will have no effect on the approval of the 2021 Omnibus Stock and Incentive Plan. Abstentions, broker non-votes and shares not otherwise represented at the meeting will have no effect on the outcome of such matter.

The Board of Directors unanimously recommends that you vote FOR the election of all eleven director nominees, FOR the ratification of the appointment of our independent auditors, FOR the resolution approving the compensation of our named executive officers, and FOR the approval of the 2021 Omnibus Stock and Incentive Plan.

Failure to Provide Specific Voting Instructions

If you are a shareholder of record and you properly sign, date and return a proxy card, but do not indicate how you wish to vote with respect to a particular nominee or proposal, then your shares will be voted FOR the eleven director nominees, FOR the ratification of the appointment of our independent auditors, FOR the resolution approving the compensation of our named executive officers, and FOR the approval of the 2021 Omnibus Stock and Incentive Plan.

Shareholder List

A list of shareholders registered with our stock transfer company entitled to vote at the annual meeting, which will show each shareholder’s address and the number of shares registered in his, her or its name, will be open to any shareholder to examine for any purpose related to the annual meeting. Any shareholder may examine this list at our principal office, 400 Pine Street, Suite 310, Abilene, Texas 79601 during ordinary business hours commencing April 17, 2021, and continuing through the date of the annual meeting.

SOLICITATION AND REVOCABILITY OF PROXIES

Solicitation

We will bear the expense to solicit proxies, which will include reimbursement of expenses incurred by brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials regarding the annual meeting to beneficial owners. Our officers and directors may further solicit proxies from shareholders and other persons by telephone, electronic communication or other means. We will not pay these officers and directors any extra compensation for participating in this solicitation. We may engage Georgeson LLC to assist us with the solicitation of proxies and, if so, would expect to pay that firm approximately $20,000 for their services, plus out-of-pocket expenses.

Proxies and Revocation

Each executed and returned proxy card will be voted according to the directions indicated on that proxy card. If no direction is indicated, the proxy will be voted according to the Board of Directors’ recommendations, which are contained in this proxy statement. The Board of Directors does not intend to present, and has no information that others will present, any business at the annual meeting that requires a vote on any other matter. If any other matter requiring a vote properly comes before the annual meeting, the proxies will be voted in the discretion of the proxyholders in accordance with the terms of the proxy.

Each shareholder giving a proxy has the power to revoke it at any time before the annual meeting is called to order. This revocation is effective upon receipt, at any time before the annual meeting is called to order, by our corporate secretary of either (1) an instrument revoking the proxy, or (2) a duly executed proxy bearing a later date than the preceding proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

General

While our amended and restated bylaws fix the number of directors at a number not less than seven nor more than fifteen, the Board of Directors has fixed the number of directors at eleven for 2021. Although we do not contemplate that any of the nominees will be unable to serve, if such a situation arises before the annual meeting, the proxies will be voted to elect any substitute nominee or nominees designated by the Board of Directors. At the annual meeting, eleven directors are to be elected, each for a term of one year and until their respective successors have been duly elected and qualified.

Identifying and Evaluating Nominees for Director

The Board of Directors, acting through the Nominating/Corporate Governance Committee and pursuant to the Board of Directors’ Nominating/Corporate Governance Committee Charter, is responsible for identifying and evaluating candidates for membership on the Board of Directors. The Nominating/Corporate Governance Committee is responsible for recommending nominees who have the experience, qualifications, attributes and skills appropriate to function collaboratively and effectively as the Board of Directors for the Company. The Board of Directors is committed to promoting diversity and inclusion in the governance and operations of the Company. These values are reflected in identifying candidates for Board service and in the overall makeup of the Board, so that the Board is inclusive of members who reflect racial, gender and ethnic diversity. The Company’s Board of Directors also appoints twelve regional advisory boards for First Financial Bank, N.A. as well as the Boards of Directors and Board Committees for First Financial Bank, N.A. and First Technology Services, Inc., while the First Financial Trust & Asset Management Company, N.A. Board of Directors are elected by their separate board. The regional advisory and subsidiary boards serve as a training ground for prospective Company directors. At present, there are 25 minority or women members on these boards. The Board of Directors and the Nominating/Corporate Governance Committee believe that the Board of Directors as a whole and its members individually should possess a combination of skills, professional experience, and diversity of backgrounds and viewpoints necessary to oversee our Company’s current and future needs. The attributes that the Board of Directors and every director should possess are set forth in our Nominating/Corporate Governance Committee charter. These criteria include:

●	at least a majority of the Board of Directors must be composed of independent directors;

●

candidates should be capable of working in a collegial manner with persons of diverse educational, business and cultural backgrounds and should possess skills and expertise that complements the attributes of the existing directors;

●	candidates should represent a diversity of viewpoints, backgrounds, experiences and other demographics, including gender, race and ethnicity;

●	candidates should demonstrate notable or significant achievement and possess senior-level business, management or regulatory experience that would benefit our Company;

●	candidates should have familiarity with and experience in the commercial banking industry;

●	candidates shall be individuals of highest character and integrity;

●	candidates shall be free of conflicts of interest that would interfere with their ability to discharge their duties or that would violate any applicable laws or regulations;

●	candidates shall be capable of devoting the necessary time to discharge their duties, taking into account memberships on other boards, travel time and other responsibilities; and

●	candidates shall have a desire to represent the interests of all shareholders.

The Nominating/Corporate Governance Committee and the Board of Directors may, from time to time, establish and consider other specific skills and experience that they believe our Company should seek in order to constitute a diverse, balanced, collaborative and effective Board of Directors. For an incumbent director, the Nominating/Corporate Governance Committee and the Board of Directors also consider past performance of such director on our Board of Directors. Our bylaws also provide that an individual may not stand for election or reelection as a director upon attaining 72 years of age, unless that director owns at least one percent (1%) of the outstanding shares of our common stock and is less than 75 years of age. See “Nominees” below for the qualifications of each nominee for election at the annual meeting.

The Nominating/Corporate Governance Committee regularly reviews the composition of the Board of Directors in light of our Company’s business and structure; the changing needs of our Company as a result of the business environment; our operations, financial conditions and complexity; its assessment of the Board of Directors’ performance; through evaluations of each board member, committee, and the board as a whole; and input from shareholders and other key constituencies. As part of this review, the Nominating/Corporate Governance Committee evaluates the effectiveness of the Board of Directors’ director nomination standards.

The Nominating/Corporate Governance Committee will, in consultation with the Chairman of the Board of Directors and in accordance with its charter, consider candidates proposed or suggested by members of the Board of Directors, management, third party search firms retained by the Nominating/Corporate Governance Committee and shareholders. The Nominating/Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates whether they are proposed by members of the Board of Directors, management, third party search firms or shareholders. Any shareholder wishing to recommend a candidate to be considered by the Nominating/Corporate Governance Committee for nomination at an annual meeting of shareholders should review the procedure outlined under “Committees of the Board of Directors—Nominating/Corporate Governance Committee” beginning on page 43 of this proxy statement.

Nominees

Based upon recommendations of the Nominating/Corporate Governance Committee, the Board of Directors has nominated the individuals below, for election to the Board of Directors at the annual meeting to serve a one-year term and until their respective successors have duly been elected and qualified.

In light of the Company’s business and structure, the business environment and the Company’s long-term strategy, the Board of Directors, upon recommendation of the Nominating/Corporate Governance Committee, selected a slate of nominees whose diversity, experience, qualification, attributes and skills in leadership, commercial and investment banking and financial advisor services, finance and accounting, risk management, operations management, strategic planning, business development, regulatory and government affairs, and corporate governance and public policy, led the Board of Directors to conclude that these persons should serve as our directors at this time.

Pursuant to Nasdaq rules, a majority of the Board of Directors must be comprised of independent directors. The Board of Directors has determined that each director nominated, except Mr. Dueser, is independent under applicable Nasdaq rules.

The names and principal occupations of our current directors and nominees, together with the length of service as a director and the number of our common shares beneficially owned by each of them on March 1, 2021, are set forth in the following tables. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to shares held by him or her. The address for each individual is 400 Pine Street, Suite 310, Abilene, Texas 79601.

Name	Age	Years as Director	Principal Occupation During Last Five Years	Shares Beneficially Owned	Percent of Shares Outstanding (1)

April K. Anthony	53	6	CEO, Encompass Health – Home Health and Hospice; and Executive Chairman of Homecare Homebase	81,971 (2)(12)	*

Vianei Lopez Braun	52	1	Attorney, Decker Jones, P.C.	3,038 (12)	*

Tucker S. Bridwell	69	14	President, Mansefeldt Investment Corporation	280,420 (3)(12)	*

David L. Copeland	65	23	President, SIPCO and Shelton Family Foundation, a private charitable foundation	317,508 (4)(12)	*

Mike B. Denny	67	2	Owner/President of Batjer and Associates, Inc.	53,111 (5)(12)	*

F. Scott Dueser	67	30	See “Executive Officers” on page 20	2,105,777 (6)(7)	1.48%

Murray H. Edwards	69	15	Principal, The Edwards Group	369,504 (8)(12)	*

I. Tim Lancaster	67	8	Retired President and CEO, Hendrick Health System	29,779 (12)	*

Kade L. Matthews	63	23	Ranching and Investments	1,279,258 (9)(12)	0.90%

Robert C. Nickles, Jr.	54	2	Executive Chairman of Alegacy Group, LLC	66,164 (10)(12)	*

Johnny E. Trotter	69	18	President & CEO, Livestock Investors, Ltd.	926,082 (11)(12)	*

Shares beneficially owned by all executive officers and directors**					4.20%

* Less than 1%

**See “Executive Officers” on page 20

(1)	Based on 142,269,368 common shares outstanding as of March 1, 2021.
(2)	Includes 7,036 shares that are owned by a trust for the benefit of Ms. Anthony’s spouse and 12,000 shares held by a trust of which Ms. Anthony is the beneficiary.
(3)

Includes 213,502 shares that are owned by a private foundation for which Mr. Bridwell serves as president to which he disclaims beneficial ownership, 10,000 shares that are owned by a company that Mr. Bridwell is sole stockholder and sole director and 3,532 shares held by his spouse.

(4)	Includes 252,164 shares that are owned by trusts for which Mr. Copeland serves as trustee or co-trustee to which he disclaims beneficial ownership.
(5)	Includes 48,981 shares owned by a limited partnership that Mr. Denny and his spouse jointly own.
(6)

Includes 556,004 shares that are owned by a family limited partnership of which Mr. Dueser serves as the manager of the general partner and to which he disclaims beneficial ownership with respect to 417,003 shares; 877,726 shares held by several trusts of which Mr. Dueser is the trustee, settlor and beneficiary; and 448,310 shares owned by a family limited partnership of which Mr. Dueser serves as the manager of the general partner and to which he disclaims beneficial ownership with respect to 319,636 shares.

(7)

Includes 206,159 shares indirectly owned as of March 1, 2021 through the employee stock ownership plan portion of the profit sharing plan which each participant has sole voting powers. Also, includes 17,578 unvested shares as of March 1, 2021 through our 2015 Restricted Stock Plan which each participant has sole voting power.

(8)

Includes 8,880 shares of our common shares owned by Mr. Edwards’ spouse, 113,454 shares held by a limited partnership of which Mr. Edwards and his spouse are the general partners and of which Mr. Edwards and his spouse are also the limited partners, 38,484 shares held by a trust of which Mr. Edwards is the beneficiary and 19,480 shares that are owned by a trust in which Mr. Edwards serves as trustee and administrator to which he disclaims beneficial ownership.

(9)

Includes 560,000 shares that are owned by a private foundation for which Mr. Matthews serves as president and director to which he disclaims beneficial ownership. Also includes 6,360 shares held by Mr. Matthews’ spouse.

(10)	Includes 62,034 shares owned by a limited liability company that is jointly owned by Mr. Nickles and his spouse.
(11)	Includes 68,000 shares held by Mr. Trotter’s spouse.
(12)

Includes 2,156 unvested shares for each director, other than Mr. Dueser, owned as of March 1, 2021 through our 2015 Restricted Stock Plan which each participant has sole voting powers which vest on April 27, 2021.

Each nominee’s biography and the specific experiences, qualifications, attributes and skills of each nominee are described below.

April K. Anthony, Dallas, Texas, has served as a director of the Company since 2014. She serves on the Audit Committee and is designated as a “financial expert.” She is also a director of First Financial Bank, N.A., (the “Bank”), a wholly-owned subsidiary of the Company, and of First Technology Services, Inc. (the “Technology Company”), a wholly-owned subsidiary of the Bank. She is chief executive officer of Encompass Health—Home Health and Hospice, which she founded in 1998, and Executive Chairman of the Board of Homecare Homebase. Encompass Health—Home Health and Hospice is the nation’s 4th largest provider of Medicare certified home health services and boasts national leading scores in clinical quality outcomes and patient satisfaction. It provides home care and hospice services to over 45,000 patients per day through a network of over 325 offices in 31 states. Homecare Homebase provides leading homecare software technology to over 200 homecare providers across the United States, representing over 40% of homecare and hospice services in the nation. She is a graduate of Abilene Christian University and is a certified public accountant. She is a member of the Board of Trustees of Abilene Christian University, serving for 20 years and currently serves as chair. She was named Outstanding Alumnus in February 2018. She is also the founder and a director of Encompass Cares Foundation, a nonprofit foundation formed to support domestic and international medical mission efforts and over the past ten years has provided over $5 million in mission grants. Her experience and qualifications provide sound leadership to the Board of Directors. In addition, as a certified public accountant, Ms. Anthony brings strong accounting, management, strategic planning, technology and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

Vianei Lopez Braun, Fort Worth, Texas, was elected to the Board of Directors on January 28, 2020. She serves on the Compensation Committee. She also serves as an advisory director of the Bank’s Fort Worth Region. She leads the labor and employment division for Decker Jones, P.C., a full-service law firm based in Fort Worth, and serves as Chief Development Officer for the firm. She has been practicing law for more than 25 years with previous tenures in Houston and Abilene and serves large publicly traded companies as well as small family-owned businesses and individual professional executives. She is an honors graduate of Princeton University and the University of Texas School of Law. She has been recognized as a Texas Monthly “Super Lawyer” in Labor & Employment law, and has been selected as a “Top Lawyer” in Labor & Employment law by Fort Worth Texas and 360 West magazines, and also by H Texas and Houstonia magazines when she was practicing law in Houston. She has also been honored as a “Great Woman of Texas” by the Fort Worth Business Press. Her experience and qualifications provide sound leadership to the Board of Directors. In addition, as an attorney specializing in labor and employment law, she brings strong legal, human resources, compensation and benefits, management and corporate governance experience.

Tucker S. Bridwell, Abilene, Texas, has served as a director of the Company since 2007. He serves as lead director, chairman of the Nominating/Corporate Governance Committee and a member on the Executive Committee. He is also a director of the Bank and serves as an advisory director of the Bank’s Abilene Region.    He has been president of Mansefeldt Investment Corporation, a privately owned investment company, and the Dian Graves Owen Foundation, a private charitable foundation, since September 1997 and manages investments for both entities. Mr. Bridwell was also a director of Concho Resources from 2006 until 2021, Halcon Resources Corporation from 2012 until 2016 and Petrohawk Energy Corporation from 2004 until 2010. He was selected as Abilene’s Outstanding Citizen of the Year in 2010. He graduated with a bachelors of business administration and a masters of business administration from Southern Methodist University (“SMU”) and is a certified public accountant. Mr. Bridwell also serves on SMU’s Board of Trustees. Mr. Bridwell’s service as a director to public companies adds administration and operational management experience, as well as corporate governance expertise to the Board of Directors. His experience and qualifications provide sound leadership to the Board of Directors. In addition, as a certified public accountant, Mr. Bridwell brings strong accounting, oil and gas expertise, investment, lending and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

David L. Copeland, Abilene, Texas, has served as director of the Company since 1998. He serves as chairman of the Audit Committee and is a member of the Executive and Nominating/Corporate Governance Committees. He is designated as a “financial expert” for our Audit Committee. He also is a director of the Bank serving on the asset liability management committee and of First Financial Trust & Asset Management Company, N.A. (the “Trust Company”), a wholly-owned subsidiary of the Company. He also serves as an advisory director of the Bank’s Abilene Region. He is president of the Shelton Family Foundation, a private charitable foundation, and SIPCO, Inc., the management and investment company for the Andrew B. Shelton family. He also serves as a director of Harte-Hanks, Inc., a publicly traded, targeted marketing company. He is a graduate of Abilene Christian University and is a certified public accountant and chartered financial analyst. Mr. Copeland’s service as a director to public companies adds administration and operational management experiences, as well as corporate governance expertise to the Board of Directors. His experience and qualifications provide sound leadership to the Board of Directors. In addition, as a certified public accountant and chartered financial analyst, Mr. Copeland brings strong investment, accounting and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

Mike B. Denny, Abilene, Texas, has served as a director of the Company since 2019. He serves on the Audit Committee. He is also a director of the Bank serving on the Directors’ Loan Committee and as an advisory director of the Bank’s Abilene Region. He is owner and president of Batjer and Associates, Inc., the largest mechanical contractor in the Abilene area, having been with the company for over 40 years. He also is vice president and partner in Batjer Services, LLC. He is a graduate of the University of Texas in Austin with a finance degree. He has served on several non-profit boards in Abilene and presently serves on the Abilene Industrial Foundation. His experience and qualifications provide sound leadership to the Board of Directors. Mr. Denny brings strong finance and construction lending and other lending skills important to the oversight of our financial reporting, enterprise and operational risk management.

F. Scott Dueser, Abilene, Texas, has served as a director of the Company since 1991. He is Chairman, Chief Executive Officer and President of the Company and the Bank. He serves as chairman of the Executive Committee. He also is a director of the Bank serving on the asset liability management committee, of the Trust Company and of the Technology Company. He became CEO/President in 2001 and Chairman in 2008. Prior to his role at the Company, he was CEO/President of the Bank from 1991 to 2001 and assumed these roles again as well as Chairman of the Board effective December 30, 2012. He is a graduate of Texas Tech University with finance and accounting degrees and served on the Board of Regents of Texas Tech University from 2005 to 2009, the last two years as Chairman. He currently serves on the board of Breck Minerals LP which is a privately held oil and gas company. He was selected as Abilene’s Outstanding Citizen of the Year in 2009 and has been awarded the Distinguished Alumni Awards by the Texas Tech University Alumni Association in 2019, Rawls College of Business in 2006 and Southwestern Graduate School of Banking at SMU in 2013. Mr. Dueser adds financial services experience, especially lending, oil and gas expertise and asset liability management to the Board of Directors, as well as a deep understanding of the Company’s business and operations. Mr. Dueser also brings risk and operations management and strategic planning expertise to the Board of Directors, skills that are important as we continue to implement our business strategy and acquire and integrate growth opportunities.

Murray H. Edwards, Clyde, Texas, has served as director of the Company since 2006. He serves on the Audit, Executive and Nominating/Corporate Governance Committees. He also is a director of the Bank serving as chairman of the Directors’ Loan Committee and serves as an advisory director of the Bank’s Abilene Region and chairman of the Fort Worth Regional Board. He is principal of The Edwards Group, a privately owned investment company, and has an undergraduate degree from Texas A&M University and a masters of business administration from Harvard Business School. He has successfully owned and managed several businesses including Automated Farm Systems, Alderman-Cave Feeds, Abilene Cattle Feeders, Cape & Son, Bluebonnet Feeds and Innovation Event Management. In 2018, he received the Texas A&M University Outstanding Agribusiness Entrepreneur Award, and in 2019 was awarded the Outstanding Alumnus Award by the College of Agriculture and Life Sciences of Texas A&M. He was the largest shareholder and a director of Peoples State Bank, Clyde, Texas, prior to it being acquired by the Company. Mr. Edwards has significant risk management, merger and acquisitions and strategic planning skills. In addition, he brings strong agriculture, accounting, lending and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

I. Tim Lancaster, Lubbock, Texas, has served as a director of the Company since 2013. He serves as chairman of the Compensation Committee and is a member of the Executive, Nominating/Corporate Governance and Audit Committees. He also is a director of the Bank serving on the Directors’ Loan Committee and serves as an advisory director of the Bank’s Abilene Region. He retired in 2019 as President and CEO of Hendrick Health Systems, a 525-bed regional hospital based in Abilene, Texas, having served in this capacity since 2004. From 1998 to 2004, he was CEO of Brownwood Regional Medical Center, Brownwood, Texas. He has a Bachelor of Finance degree from Texas Tech University and a masters in health care administration from Texas Women’s University. He is a past Chair of the Board of Trustees of the Texas Hospital Association and was honored in February 2018 with the Earl M. Collier Award for Distinguished Health Care Administration in Texas. He has served on numerous healthcare related boards on a national and state level. He is past Chairman of the Board of Regents of Texas Tech University and currently serves on the Texas Tech University Foundation Board as Secretary. He also serves on the Buckner International Board of Directors. He was selected as Abilene’s Outstanding Citizen of the Year in 2018. Mr. Lancaster adds significant operational, risk management, strategic planning and administrative experiences, as well as corporate governance expertise that is important to the Company. His past leadership as the chief executive of a large hospital system brings strong accounting, management skills and medical industry expertise to the oversight of the financial reporting and operational risk management. Mr. Lancaster had ten years in the banking industry prior to going into hospital administration.

Kade L. Matthews, Clarendon, Texas, has served as a director of the Company since 1998. He serves on the Compensation Committee. He also is a director of the Bank and serves as an advisory director of the Bank’s Hereford region. He is President of the Legett Foundation, a private charitable foundation in Texas, as well as a trustee of Texas Christian University, where he is a graduate.    He also is on the board of visitors of the MD Anderson Cancer Center in Houston, president of the Dodge Jones Legacy Foundation, a private charitable foundation in Abilene, president of Kickapoo Springs Foundation, a private charitable foundation in Abilene, and a former member of the Amarillo Area Foundation. Mr. Matthews is also a former regent of Clarendon College and former president of the Clarendon College Foundation. He is a rancher and manages investments. Mr. Matthews provides excellent agriculture and wealth management experience, local knowledge of economic trends in the communities that we serve as well as compensation and benefits experience and corporate governance experience garnered through his leadership position and board service with other entities.

Robert C. Nickles, Jr., Houston Texas, has served as a director of the Company since 2019. He serves on the Compensation Committee. He is also a director of the Bank and serves as an advisory director and Chairman of the Bank’s Kingwood Region. He is founder and executive chairman of Alegacy Group, LLC, the second largest gas compressor packager in the world, with over $1 billion in revenue since inception. He is also managing director of 3MCB Investments, LLC, Nickles5 Investments, LLC and serves on the board of directors of Frisco Professional Building Investors Ltd. and Fast Fusion LLC. Mr. Nickles previously served in management roles including CEO of Nickles Industries, senior vice president of operations and senior vice president of sales for Cooper Cameron and COO of Valerus Compression Services. He is a graduate of Oklahoma State University. In 2010, he was elected to the Commercial State Bank, Kingwood, Texas board of directors and served on that board until the Company’s acquisition of that bank on January 1, 2018. His experience and qualifications provide sound leadership to the Board of Directors. Mr. Nickles brings strong financial, oil and gas expertise, investment and lending skills important to the oversight of our financial reporting, enterprise and operational risk management.

Johnny E. Trotter, Hereford, Texas, has served as a director of the Company since 2003. He serves on the Executive, Compensation and Nominating/Corporate Governance Committees. He also is a director of the Bank and serves as an advisory director of the Bank’s Hereford Region. He is president of Livestock Investors, Ltd., one of the largest cattle feeders in the United States as well as an officer in Deaf Smith Enterprises LLC, a privately owned real estate company. He also is president of Whiteface Ford dealership in Hereford, Texas, officer/co-owner of Panhandle Express Transportation of Hereford, and owns and manages ranches/farms in Texas, New Mexico, Oklahoma and Mississippi. He also is a director of First United Bank, Dimmitt, Texas, an unaffiliated bank. He is also a director and became president of the American Quarter Horse Association in March 2014 and is active in numerous other cattle/horse associations and philanthropic/community involvement. He was named 2004 Citizen of the Year in Hereford/Deaf Smith County, Texas. He was inducted into the Texas Cowboy Hall of Fame in January 2015, received an honorary doctorate from West Texas A&M University in December 2015, received the Chester A. Reynolds Memorial Award at the National Cowboy & Western Heritage Museum in Oklahoma City, Oklahoma in 2017, and was inducted into the American Quarter Horse Hall of Fame in 2020. Mr. Trotter brings key leadership, risk management, operations, strategic planning and auto industry/agricultural expertise that assist the Board of Directors in overseeing the Company’s operations.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of your Board of Directors has selected Ernst & Young LLP to serve as our independent auditors for the year ending December 31, 2021 and to serve until the next annual meeting in April 2022. Ernst & Young LLP has served as the Company’s independent auditors since 2002. We have been advised by Ernst & Young LLP that neither its firm nor any of its members has any financial interest, direct or indirect, in us, nor has had any connection with us or any of our subsidiaries in any capacity other than independent auditors. The Board of Directors recommends that you vote for the ratification of the selection of Ernst & Young LLP. Shareholder ratification of the selection of Ernst & Young LLP as our independent auditors is not required by our certificate of formation, bylaws or otherwise. Nevertheless, your Board of Directors is submitting this matter to the shareholders in conformance with the practices of good corporate governance. If the shareholders do not ratify the appointment of Ernst & Young LLP, then the appointment of independent auditors will be reconsidered by our Audit Committee. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders. Representatives of Ernst & Young LLP are expected to be present at the annual shareholders meeting, and they may have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2021.

PROPOSAL 3

ADVISORY, NON-BINDING VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to the Securities and Exchange Commission rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are conducting a shareholder advisory vote on the compensation paid to our named executive officers. Although the vote is advisory and is not binding on the Board of Directors, the Company or the Compensation Committee, the Board’s Compensation Committee will take into account, among other criteria, the outcome of the vote when considering future executive compensation decisions.

This proposal, commonly referred to as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers and the executive compensation philosophy, policies and programs described in this proxy statement. We ask that you support the compensation of our named executive officers as disclosed under the heading “Executive Compensation”, including the “Compensation Discussion and Analysis” section and the accompanying compensation tables and related narrative disclosure.

As described in the Compensation Discussion and Analysis section, we seek to provide a compensation package that attracts and retains executive talent, provides rewards for superior performance and produces consequences for underperformance. We believe that our compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our shareholders.

You are encouraged to read the detailed information under “Executive Compensation” beginning on page 22 of this proxy statement for additional details about our executive compensation programs. We believe shareholders should consider the following in determining whether to approve this proposal:

●	each member of our Compensation Committee is independent under the applicable standards of the Nasdaq Stock Market;

●	the Compensation Committee continually monitors our performance and adjusts compensation practices accordingly;

●

all award agreements, after October 2016, evidencing awards granted under the 2012 Incentive Stock Option Plan or the 2015 Restricted Stock Plan include a compensation recoupment (“clawback”) provision; and

●

all bonuses and awards are subject to repayment or forfeiture pursuant to the Company’s Compensation Recovery Policy, as further discussed on page 27, should the Company be required to prepare an accounting restatement.

Shareholder advisory votes on executive compensation currently take place on an annual basis.

The Board of Directors strongly endorses the Company’s executive compensation program and recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders of First Financial Bankshares, Inc. hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis compensation tables and narrative discussion.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE

RESOLUTION RELATED TO COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

APPROVAL OF 2021 OMNIBUS STOCK AND INCENTIVE PLAN

General

At the 2021 annual meeting, our shareholders will be asked to approve the First Financial Bankshares, Inc. 2021 Omnibus Stock and Incentive Plan (the “2021 Plan”), which was unanimously adopted, subject to shareholders approval, by our Board of Directors on January 26, 2021. The 2021 Plan is intended to succeed our 2012 Incentive Stock Option Plan (“2012 Plan”) and 2015 Restricted Stock Plan (“2015 Plan” and together with the 2012 Plan, the “Prior Plans”). If approved by our stockholders at the 2021 Annual Meeting, the 2021 Plan will become effective immediately, and no further awards will be granted under the Prior Plans. The 2021 Plan will have a term of 10 years from the date of its approval by our stockholders.

Purpose of the 2021 Plan

Equity-based compensation is a major component of our long-term incentive program for our employees and members of our Board of Directors. As noted in the Compensation Discussion and Analysis section, we recognize that having an ownership interest in the Company is critical to aligning the financial interests of our employees and shareholders. Specifically, equity-based compensation:

●	aligns the interests of our employees and non-employee directors with the interests of our shareholders;

●	advances the attainment of key goals and objectives, ultimately increasing shareholder value; and

●	acts as a recruitment and retention device, ensuring that we can recruit and retain highly qualified employees and non-employee directors.

Status of the Prior Plans

If the 2021 Plan is not approved by our shareholders, the 2012 Plan will expire on December 31, 2021. As a result, we will be at a competitive disadvantage because we would be unable to offer further stock option awards after expiration of the 2012 Plan. The 2015 Plan, which provides only for grants of restricted stock, will not expire until 2025.

If our shareholders approve the 2021 Plan, no further grants or awards will be made under the Prior Plans. Awards made under the Prior Plans before the annual meeting will remain outstanding and will be administered in accordance with the terms of the respective plan documents.

As of the date of this proxy statement, an aggregate of 3,554,402 and 633,524 shares of common stock of the Company remained available for grant, award or issuance under the 2012 Plan and 2015 Plan, respectively. As explained more fully below, the shares currently available for issuance under the Prior Plans will not be available for grant or award under the 2021 Plan.

Shares Available

A total of 2,500,000 shares of common stock of the Company have been reserved for grant, award or issuance under the 2021 Plan.

Share Overhang and Availability

As of the record date, the Company’s share overhang and availability may be summarized as follows:

Total shares of common stock outstanding as of March 1, 2021, the record date:	142,269,368

Shares of common stock requested for issuance under the 2021 Plan:	2,500,000

Shares subject to option awards under the 2012 and 2002 Plans:	1,740,038 - weighted average exercise price of $21.00 and weighted average remaining term of 5.25 years

Shares subject to Full Value Awards (restricted stock) under the 2015 Plan:	94,895 shares

Upon stockholder approval of the Plan, no shares will be available for grant under the 2012 Plan or the 2015 Plan.

Plan Governance

The 2021 Plan includes a number of governance provisions that are designated to protect shareholder interests, including:

●	No Liberal Share Counting – The plan prohibits the reuse of shares withheld to satisfy an award’s tax withholding requirements or to satisfy the exercise price of a stock option;

●	No Repricing - Stock options and SARs may not be repriced without prior shareholder approval;

●	No Discounts - Options and SARs must be granted with an exercise or base price that is not less than the fair market value of our common stock on the date of grant;

●	No “Evergreen” Provisions - A specific number of shares of common stock of the Company are available for issuance; this number of cannot be increased without the prior approval of our shareholders;

●	Clawback - In the event we are required to restate our financial results, the Compensation Committee may reduce, forfeit or recover incentives, whether or not vested;

●

Holding Period - Subject to limited exceptions, our directors and executive officers are required to hold stock of the Company for two years following the date on which an option is exercised or the shares otherwise vest; and

●

Limit on Non-Employee Director Compensation – The plan provides for a limit on the amount of equity awards that may be awarded to a non-employee director during any single calendar year for Board service.

New Plan Benefits

Grants and awards under the 2021 Plan (which we refer to herein as “incentives”) will be made at the discretion of the Board of Directors. Because grants and awards are discretionary in nature, we cannot determine the grants and awards that may be made in the future. For our 2020 fiscal year, we made the following awards:

●	An aggregate of 31,059 shares of restricted stock having an aggregate award date fair value of $920,000 to our executive officers as a group;

●	An aggregate of 21,994 shares of restricted stock having an aggregate award date fair value of $615,000 to non-employee directors of the Company and the Bank; and

●	An aggregate of 2,979 shares of restricted stock having an aggregate award date fair value of $103,000 to employees, other than our executive officers, related to the TB&T acquisition.

Description of the 2021 Plan

The following is a summary of the material provisions of the 2021 Plan. The summary is not a complete description and is qualified in its entirety by the full 2021 Plan, which is attached to this proxy statement as Appendix A.

Duration. The 2021 Plan will be effective when it is approved by our shareholders. Unless earlier terminated, the 2021 Plan will expire on the date of our 2031 annual meeting. At that time, no further grants and awards may be made under the 2021 Plan, and any outstanding incentives will be administered in accordance with their terms.

Eligibility and Participation. Officers, employees and consultants of the Company and the Bank are eligible to participate in the 2021 Plan when designated by the Board of Directors, whether individually or by title or class. As of the date of this proxy statement we, the Bank and our other affiliates, employ approximately 1,500 officers and employees.

Non-employee directors of the Company and the Bank - an aggregate of 10 directors are also currently eligible to receive awards under the 2021 Plan (we collectively refer to the officers, employees, directors, and consultants who receive incentives under the 2021 Plan as “participants”).

Types of Incentives. As explained in the Compensation Discussion & Analysis section, our current equity compensation program consists of both incentive stock options and restricted stock awards, each subject to time-based vesting. The 2021 Plan includes additional types incentives, which were added to provide the Board of Directors with flexibility to address changing compensation practices or changes in our industry. The chart below describes all of the incentives that may be granted or awarded under the 2021 Plan.

Type of Incentive	Description
Stock Options

An option is the right to purchase a fixed number of shares of the Company’s common stock at a designated exercise price. Options may be granted as non-qualified options or as incentive stock options, or “ISOs” (which are options entitled to favorable federal income tax treatment). The Compensation Committee sets the terms of each option at the time of grant and determines whether the option will be designated as an ISO. The exercise price cannot be less than the fair market value of the Company’s common stock on the grant date. The maximum term of an option cannot exceed ten years. Options may be subject to time-based vesting (described below in the paragraph in “Time-Based Vesting”), the attainment of performance measures (described below in the paragraph in “Performance Measures”) or both. The exercise price may be paid in cash, by shares of the Company’s common stock previously acquired, by broker-assisted cashless exercise or by “netting” (the practice of withholding or “netting” from shares otherwise deliverable common stock of the Company with fair market value equal to the exercise price). Until exercised, options do not entitle a participant to the rights of a shareholder.

Stock Appreciation Rights “SAR”

A SAR entitles the holder to receive appreciation in the fair market value of the Company’s common stock, measured as the difference between the fair market value of the stock on the grant date (the “base price”) and on the date the SAR is exercised and settled. The Compensation Committee sets the terms of each SAR at the time of grant. SARs may be exercised following the completion of a time-based vesting period, the attainment of performance measures or both. SARs expire ten years from the date of grant. When exercised, SARs may be settled in the form of shares of our common stock, a cash payment or a combination of shares and cash, as determined by the compensation committee. Until settled in the form of common stock of the Company, SARs do not entitle a participant to the rights of a shareholder.

Restricted Stock

Restricted stock is common stock issued subject to restrictions on transfer during a designated time-based vesting period. The shares may also be subject to the attainment of performance measures during a performance cycle that corresponds to the time-based vesting period. During the vesting period or performance cycle, a participant possesses the rights of a shareholder, including the right to vote and the right to receive dividends (whether paid in the form of cash or stock), but excluding the right to transfer an award. For restricted stock awards with a vesting period or performance cycle longer than one year, instead of paying of cash dividends, the committee may direct that cash dividends be credited to a bookkeeping account (typically, in a dollar amount, but dividends may be converted to RSUs) that is settled at the end of the vesting period or performance cycle.

Restricted Stock Units or “RSUs”

An RSU is a bookkeeping entry representing a share of our common stock. At the time of award, the compensation committee designates the number of units to be credited to a bookkeeping account established for each participant and the vesting requirements, which may be time-based, subject to the attainment of performance measures or both. During the vesting period or performance cycle, the account is adjusted to reflect dividends (whether paid in the form of stock or cash). At the end of the vesting period or performance cycle, RSUs are settled by the delivery of common stock of the Company, a cash payment or both, as determined by the Compensation Committee. Until settled in the form of common stock of the Company, RSUs do not entitled a participant to the rights of a shareholder.

Other Awards

The Board of Directors is authorized under the 2021 Plan to make any other award that is not inconsistent with the provisions of the 2021 Plan and that by its terms involves or might involve the issuance of shares, or of a right vesting based on the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or the issuance of any other security with the value derived from the value of the Company’s common stock.

Plan Administration. The 2021 Plan is administered by the Board of Directors, unless such authority is delegated to the Compensation Committee (as applicable, the “Plan Administrator”). In practice, our Compensation Committee usually recommends grants of incentives for approval by our full Board of Directors. Under the terms of the 2021 Plan, the Plan Administrator possesses the discretion to:

●	designate the officers and employees who will receive grants and awards;

●	make grants and awards and determine their specific terms and conditions, subject to the limits contained in the plan;

●	construe and interpret the terms of the plan and related forms and documents and resolve disputes arising under the plan;

●	delegate to our officers and employees the power to take administrative and other ministerial actions with respect to the plan and incentives granted or awarded under the plan;

●	amend certain terms of an individual incentive once made; and

●	take any other actions or make any other determinations it deems necessary or appropriate to administer the plan.

Available Shares. As noted earlier, an aggregate of 2,500,000 shares of the Company’s common stock are reserved for issuance under the 2021 Plan. To the extent that an incentive granted under the 2021 Plan terminates, expires, lapses for any reason, or is settled in cash, any shares subject to the incentive will again be available for the grant of an award pursuant to the 2021 Plan. Any shares withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any incentive will be treated as issued under the 2021 Plan and will be deducted from the aggregate number of shares available for future incentives.

In the event of a merger or consolidation, the number and type of shares of our common stock subject to the 2021 Plan will be exchanged for the number and kind of stock or other equity securities the holders of our common stock receive in the transaction. If the number of shares of our common stock is changed by a stock split, reverse stock split, recapitalization or similar transaction for which we do not receive consideration, the number of shares subject to the 2021 Plan will be proportionately adjusted to prevent dilution or enlargement. In the circumstances described above, the Plan Administrator, may further adjust the terms of any individual grant or award to prevent its dilution or adjustment.

Limits on Grants and Awards. The 2021 Plan includes additional limits on grants and awards. Non-employee directors of the Company and the Bank cannot receive equity compensation plus annual cash compensation in excess of $500,000 per calendar year.

Time-Based Vesting. When a grant or award is made subject to time-based vesting, it will vest upon the completion of a continuous period of employment, or in the case of a non-employee director, continuous service on our board or the Bank’s board. When time-based vesting is used with performance measures, the time-based vesting period and the performance cycle usually will coincide.

Performance Measures. Incentives granted or awarded to employees may be subject to performance measures in addition to time-based vesting. At the beginning of a fiscal year, performance measures and a performance cycle are fixed by the Plan Administrator. At the end of the performance cycle, the Plan Administrator determines whether and to what extent the performance measures were attained. Grants and awards subject to performance measures are made at the “target” level; at the end of the performance cycle, the amount of the target award is adjusted (up or down) to reflect actual performance.

Performance measures may relate to the Company, the Bank, the Trust Company or a division or profit center of the Company. Measures may be absolute or relative to the performance of a peer group. Once fixed, performance measures may be adjusted during a performance cycle to reflect the impact of extraordinary or unusual items, changes in accounting principles or tax laws or to reflect the impact of acquisitions or divestitures.

Clawback. Each incentive granted to a participant (including any proceeds, gains or other economic benefit a participant actually or constructively receives upon the resale of any shares of the Company’s common stock underlying such incentive) will be subject to any Company clawback policy, including any clawback policy adopted to comply with applicable laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).

Amendment. Our Board of Directors may amend, modify or suspend the 2021 Plan, provided that shareholder approval must be obtained if required under applicable federal or state law or the rules of any exchange or listing organization on which our common stock is then traded or quoted. The 2021 Plan also provides that the consent of our shareholders is required before amending an option or SAR that reduces the exercise or base price or cancels and exchanges an outstanding option or SAR for cash or for new options or SARS with a lesser exercise or base price, each of which is considered a form of “repricing.” Subject to the limitations described above, the Plan Administrator may amend the terms of any agreement evidencing an individual grant or award, in its discretion, except that consent is required if the amendment materially impairs the grant or award.

Federal Income Tax Consequences

The following discussion summarizes the federal income tax consequences to participants who may receive incentives under the 2021 Plan and to Company arising out of the granting of such incentives. The discussion is based upon interpretations of the Internal Revenue Code in effect as of February 2021 and regulations promulgated thereunder as of such date.

This discussion is not intended to, and does not, provide or supplement tax advice to recipients of incentives, and participants are advised to consult with their own personal independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of incentives under the 2021 Plan, including, but not limited to, any state, local or foreign tax consequence and the effect, if any, of gift, estate and inheritance taxes.

Nonqualified Stock Option/Stock Appreciation Rights. Upon the grant of a nonqualified stock option or SAR, a participant will not be in receipt of taxable income. Upon exercise of either a nonqualified stock option or a SAR, a participant will be in receipt of ordinary income in an amount equal to the excess of the fair market value of the acquired shares of common stock (and/or cash) over the exercise price, and will be subject to FICA (Social Security and Medicare) tax in respect of such amounts. Gain or loss upon a subsequent sale of any common stock would be taxed to the participant as long- or short-term capital gain or loss depending on the holding period.

Incentive Stock Options. A participant will not be in receipt of taxable income upon the grant or exercise of an incentive stock option (“ISO”). Upon the exercise of an ISO, the amount by which the fair market value of the stock received on exercise exceeds the exercise price is generally a tax preference adjustment for the purpose of the alternative minimum tax. If the participant holds the shares acquired on the exercise of an ISO for the requisite ISO holding period set forth in the Internal Revenue Code, the participant generally will recognize a long-term capital gain or loss upon their subsequent sale or exchange measured by the difference between the sale price and the exercise price of the ISO). If a participant does not hold the shares acquired on the exercise of an ISO for the requisite holding period, the participant may be in receipt of ordinary income based upon a formula set forth in the Internal Revenue Code, generally the lesser of (i) the difference between the fair market value of the common stock on the date of exercise of the ISO over the exercise price of the ISO and (ii) the amount realized upon the disposition of the common stock acquired by the ISO over the exercise price of the ISO. To the extent that the amount realized on such sale or exchange exceeds the fair market value of the common stock on the date of the ISO exercise, the participant will generally recognize capital gains.

Restricted Stock. A grant of restricted stock will not result in taxable income to the participant at the time of grant, assuming that the shares are subject to transferability restrictions and that certain restrictions on the shares constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon vesting, the holder will realize ordinary income in an amount equal to the then fair market value of the vested shares. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder of restricted stock during the restricted period also will be compensation income to the participant. A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code to have ordinary income recognized at the date a restricted stock award, as the case may be, is granted and to have the applicable capital gain holding period commence as of that date.

Restricted Stock Units. In the case of the grant of a restricted stock unit (whether time-vested or subject to achievement of performance goals), a participant will not be in receipt of taxable income. On delivery, a participant will be in receipt of ordinary income in an amount equal to the fair market value of the acquired shares of common stock (and/or cash). The participant will be subject to FICA (Social Security and Medicare) tax at the time any portion of a restricted stock unit is deemed vested for tax purposes. The fair market value of any acquired shares (if any) on the delivery date will be the participant’s tax basis for purposes of determining any subsequent gain or loss from the sale of the shares, and the participant’s holding period with respect to the shares will begin at the delivery date.

Deduction. Generally, we will be entitled to a tax deduction equal to the amount recognized as ordinary income (including on the exercise of a stock option or SAR or on delivery pursuant to a restricted stock unit). However, we will generally not be entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to covered employees. For this purpose, a “covered employee” means our chief executive officer, our chief financial officer and our three highest compensated employees other than the chief executive officer and the chief financial officer (based on compensation reported to our shareholders), and any individual who was previously a covered employee at any time on or after January 1, 2017. For the avoidance of doubt, we will not be entitled to any tax deduction with respect to an ISO, if the participant holds the shares acquired on the exercise of an ISO for the requisite ISO holding period.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2020, the Company had issued equity compensation under its 2012 Incentive Stock Option Plan and the 2015 Restricted Stock Plan each of which were previously approved by the Company’s shareholders. The following table provides information regarding the Company’s equity compensation plans under which the Company’s equity securities are authorized for issuance as of December 31, 2020.

	Number of Shares To be Issued Upon Exercise of Outstanding Awards		Weighted Average Exercise Price of Outstanding Awards		Number of Shares Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Far Left Column)
Equity compensation plans approved by security holders	1,928,945	(1)	$20.85	(2)	4,177,826
Equity compensation plans not approved by security holders	—		—		—

Total	1,928,945		$20.85		4,177,826

(1)

Includes 1,833,057 shares related to the Company’s 2002 and 2012 Incentive Stock Option Plans and 95,888 shares related to the Company’s 2015 Restricted Stock Plan. Subsequent to December 31, 2020 and through the record date of March 1, 2021, 93,019 options were exercised/forfeited and 993 shares of restricted stock were vested representing the difference from the number of shares shown on page 14.

(2)	Excludes outstanding restricted stock which are granted for no consideration.

Required Vote

The affirmative vote by the majority of the votes cast at the annual meeting is required for the approval of the 2021 Omnibus Stock and Incentive Plan. Brokers are not entitled to vote on the approval of the 2021 Omnibus Stock and Incentive Plan and thus broker non-votes are not treated as votes cast and will have no effect on the approval of the 2021 Omnibus Stock and Incentive Plan. Abstentions, broker non-votes and shares not otherwise represented at the meeting will have no effect on the outcome of such matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE

2021 OMNIBUS STOCK AND INCENTIVE PLAN.

EXECUTIVE OFFICERS

Set forth in the following table are our current named executive officers, the number of years they have served in their current position, their principal occupation and the number of our common shares beneficially owned by each of them as of March 1, 2021. Except as otherwise indicated, the named executive officer has sole voting and investment power with respect to the shares he holds. The address for each individual is 400 Pine Street, Abilene, Texas 79601.

Name	Age	Office	Years Served in Such Office	Principal Occupation During Past 5 Years	Shares Beneficially Owned	Percent of Shares Outstanding (1)

F. Scott Dueser	67	Chairman of the Board, President and Chief Executive Officer	20	Chairman, President and Chief Executive Officer of First Financial Bankshares, Inc. and First Financial Bank, N.A.**	2,105,777 (2)(3)(6)	1.48%

Ronald D. Butler, II	61	Executive Vice President and Chief Administrative Officer	9	Executive Vice President and Chief Administrative Officer of First Financial Bankshares, Inc.; Chairman and Chief Executive Officer of Abilene Region of First Financial Bank, N.A.**	208,722 (3)(4)(5)(6)	*

James R. Gordon	55	Executive Vice President and Chief Financial Officer	1	Executive Vice President and Chief Financial Officer of First Financial Bankshares, Inc. and First Financial Bank, N.A.** since May 2020; and Executive Vice President and Chief Financial Officer of FB Financial Corporation (“FBK”) and FirstBank from 2016 to May 2020	10,493 (6)	*

Gary S. Gragg	61	Executive Vice President and Chief Lending Officer	15	Executive Vice President and Chief Lending Officer of First Financial Bankshares, Inc. and First Financial Bank, N.A.**	185,781 (3)(4)(5)(6)	*

Kirk W. Thaxton	60	Chairman, President and Chief Executive Officer, First Financial Trust & Asset Management Company, N.A.	14	Chairman, President and Chief Executive Officer, First Financial Trust & Asset Management Company, N.A.	150,418 (3)(4)(5)(6)	*

*Less than 1%

**A wholly-owned subsidiary of the Company

(1)	Based on 142,269,368 common shares outstanding as of March 1, 2021.
(2)

Includes 556,004 shares that are owned by a family limited partnership of which Mr. Dueser serves as the manager of the general partner and to which he disclaims beneficial ownership with respect to 417,003 shares; 877,726 shares held by several trusts of which Mr. Dueser is the trustee, settlor and beneficiary; and 448,310 shares owned by a family limited partnership of which Mr. Dueser serves as the manager of the general partner and to which he disclaims beneficial ownership with respect to 319,636 shares.

(3)

Includes shares indirectly owned as of March 1, 2021 through our employee stock ownership plan portion of the profit sharing plan, which each participant has sole voting power, as follows: Mr. Dueser – 206,159, Mr. Butler – 40,247, Mr. Gragg – 24,884, and Mr. Thaxton – 31,314.

(4)

Includes 44,000, 40,100, and 48,300 shares of our common shares issuable upon exercise of options presently exercisable or exercisable within 60 days of March 1, 2021 for Messrs, Butler, Gragg, and Thaxton, respectively.

(5)	Mr. Butler, Mr. Gragg, and Mr. Thaxton have pledged Company stock owned by them totaling 119,674 shares, 115,994 shares, and 24,167 shares, respectively, related to their exercise of stock options.
(6)

Includes unvested shares owned as of March 1, 2021 through our 2015 Restricted Stock Plan which each participant has sole voting powers, as follows: Mr. Dueser – 17,578, Mr. Butler – 4,804, Mr. Gordon – 10,493, Mr. Gragg – 4,804 and Mr. Thaxton – 4,804.

Set forth in the following table are our other current executive officers, the number of years they have served in their current position and their principal occupation.

Name	Age	Office	Years Served in Such Office	Principal Occupation, During Past 5 Years

T. Luke Longhofer	38	Executive Vice President and Chief Credit Officer	2	Executive Vice President and Chief Credit Officer since 2018; and Loan Review Manager from 2015 to 2018 of First Financial Bankshares, Inc. and First Financial Bank, N.A.*

Randy A. Roewe	53	Executive Vice President and Chief Risk Officer	5	Executive Vice President and Chief Risk Officer of First Financial Bankshares, Inc. and First Financial Bank, N.A.*

John J. Ruzicka	63	Executive Vice President and Chief Information Officer	2	Executive Vice President and Chief Information Officer of First Financial Bankshares, Inc., and Chairman, President and CEO of First Financial Technology Services, Inc.* since 2018; Senior Vice President and Director of User Applications of Heartland Financial USA, Inc. from 2017 to 2018; and Chief Information and Operations Officer of Citywide Banks from 2010 to 2017.

* A wholly-owned subsidiary of the Company

Minimum Share Holdings

In October 2018, the Compensation Committee established minimum common share holdings for the Company’s executive officers. The chief executive officer is required to own shares of Company stock having a value equal to five times their base salary. The other executive officers are required to own shares of Company stock having a value equal to three times the executive officers base salary. The share ownership level must be achieved within the later to occur of October 23, 2023 (i.e., the fifth anniversary of the date of adoption of these guidelines), or (b) five years after first becoming an executive officer. These executive officers are expected to accumulate the required number of shares over the applicable five-year period. Once achieved, ownership of the guidelines amount should be maintained as long as the individual remains an executive officer.

Failure to maintain the minimum requirements of the guidelines may result in an executive officer receiving future cash bonuses in the form of equity until he or she has satisfied the guidelines. The Company may also bar the executive officer from selling Company shares until the guidelines have been achieved. However, neither of these alternatives shall be exercised if the executive officer has not sold any shares. At December 31, 2020, each of the named executive officers met the minimum shares holdings guidelines with the exception of Mr. Gordon who joined the Company on May 18, 2020.

The complete “Stock Ownership Guidelines” can be found at www.ffin.com in the “investor relations/shareholder information/governance documents” section.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is included to provide the material information necessary for our shareholders to understand the objectives and policies of our compensation program for our named executive officers. The following executives were our “Named Executive Officers” for 2020:

Named Executive Officer	Title

F. Scott Dueser	Chairman, President and Chief Executive Officer of First Financial Bankshares, Inc. and First Financial Bank, N.A.

Ronald D. Butler, II	Executive Vice President and Chief Administrative Officer of First Financial Bankshares, Inc.; Chairman and Chief Executive Officer of Abilene Region of First Financial Bank, N.A.

James R. Gordon	Executive Vice President and Chief Financial Officer of First Financial Bankshares, Inc. and First Financial Bank, N.A.

Gary S. Gragg	Executive Vice President and Chief Lending Officer of First Financial Bankshares, Inc. and First Financial Bank, N.A.

Kirk W. Thaxton	Chairman, President and Chief Executive Officer, First Financial Trust & Asset Management Company, N.A.

J. Bruce Hildebrand*	Retired Executive Vice President and Chief Financial Officer of First Financial Bankshares, Inc.

* Mr. Hildebrand retired effective August 2, 2020.

Executive Summary

2020 Business Highlights

To provide a backdrop for executive pay decisions for 2020, the following key operating metrics and business highlights provide an overview for our operating results:

●

Our 2020 net income reflected our 34th consecutive year of annual earnings growth. Net income for 2020 was $202.03 million, up $37.22 million, or 22.58 percent, over 2019, representing a 17.36 percent increase in earnings per diluted share from $1.21 in 2019 to $1.42 in 2020.

●	Total assets grew 31.98 percent to $10.90 billion, representing $2.64 billion of growth, while loans held-for-investment increased to $5.17 billion and deposits increased to $8.68 billion.

●

Effective January 1, 2020, we completed the acquisition of TB&T Bancshares, Inc. and its wholly-owned subsidiary, The Bank & Trust of Bryan/College Station, Texas, adding loans of $447.70 million, deposits of $549.13 and total assets of $774.80 million.

●	Our earnings reflect a return on average assets of 1.98 percent, a return on average equity and average tangible equity of 12.93 percent and 16.25 percent, respectively, for 2020.

●	Our net interest margin was 3.79 percent, while our efficiency ratio declined to 45.49 percent.

●

We adopted the new accounting for credit losses standard, Current Expected Credit Losses (or “CECL”), which along with the current and forecasted environment increased our provision for credit losses to $19.52 million in 2020 from $2.96 million in 2019. Net charge-offs as a percentage of average loans were 0.06 percent for 2020 compared to 0.04 percent for 2019, while nonperforming assets as a percent of loans held-for-investment increased to 0.83 percent as of December 31, 2020 from 0.61 percent as of December 31, 2019.

●	Our Trust Company grew the market value of assets managed to $7.51 billion, up 11.33 percent over 2019.

●

We originated approximately $704 million of loans under the Paycheck Protection Program for over 6,500 customers, 33 percent of which were new customers. This generated over $26 million in fees for the Company.

While 2020 was a challenging year given the impact of the COVID pandemic on the overall business and economic environment, we were able to produce the above results while taking numerous actions to address the impact of COVID on our employees and customers with the goal of protecting all parties during the ongoing pandemic. For more information and overview of the COVID pandemic on our business, we refer you to our Annual Report on Form 10-K for the year ended December 31, 2020 accompanying this proxy, specifically to Part I, Item 1, Business – “Overview of the Impact from the COVID Pandemic” on page 6; and Part I, Item 1A. Risk Factors – “Risks Related to the COVID pandemic” on page 34.

As further described in our filings, we have provided an additional discussion regarding the importance of all our overall approach to human capital, including the importance of fair pay; diversity, equity and inclusion; culture; attraction and retention of talent; development and training; and providing for the health and financial well-being. For more information and human capital discussion, we refer you to our Annual Report on Form 10-K for the year ended December 31, 2020 accompanying this proxy, specifically to Part I, Item 1, Business – “Human Capital” beginning on page 9.

Additionally, we refer you to “A Letter To Our Shareholders” from our Chairman, President and CEO, F. Scott Dueser, which provides more insights into the Company’s approach to the COVID pandemic and our approach to human capital, including diversity, contained in our Annual Report to Shareholders found on our website at www.ffin.com.

Objectives/Philosophy

The Compensation Committee’s philosophy is to provide a compensation package that attracts and retains executive talent, provides rewards for superior performance and discourages underperformance. It is also the Compensation Committee’s practice to provide a balanced mix of short- and long-term compensation and cash and equity-based compensation that the committee believes appropriate to mitigate excessive risk-taking and align the short- and long-term interests of the Company’s executives with that of its shareholders and encourage executives to participate and perform as equity owners of the Company.

We believe that to attract and retain the quality of executive talent necessary to achieve our long-term strategic business goals, we must offer a competitive compensation package to our executives. The Compensation Committee seeks to attract executive talent by offering competitive base salaries, annual performance incentive opportunities, and long-term awards under the Company’s long-term incentive programs (including profit sharing, employee stock ownership plan, restricted stock and incentive stock option plans). The Compensation Committee reviews the range of total compensation in the market for various positions. Executives may have target compensation above or below the 50th percentile based on a number of factors including role, experience and contribution. We consider the executive’s scope of responsibilities, skills and experience, overall Company performance and the Board of Directors’ evaluation of the executive’s individual performance. Based on our business strategy and the results we expect from our executives, we attempt to blend their compensation pay between short and long-term pay as well as the mix of cash and equity compensation. We believe the design of our compensation programs and the amounts paid have been and continue to be appropriate and reasonable. We continually review our programs to ensure they are aligned with our business objectives and shareholder interests.

It is the Compensation Committee’s practice to provide incentives that promote both the short- and long-term financial objectives of the Company. To motivate our executives to achieve our strategic business goals, we offer the opportunity to earn the targeted level of pay through incentive compensation that correlates to the Company’s short- and long-term performance. These incentives are based on financial and investment metrics underlying Company performance, including earnings growth, return on assets, return on equity, net interest margin, credit quality and efficiency ratio. Annual bonuses reward achievement of short-term objectives based on the Company’s operational business plan that are established to encourage our executives to make decisions currently that promote shareholder value. Long-term incentive programs encourage executives to focus on the Company’s long-term strategic goals which are catalysts to drive sustainable long-term shareholder value, while accomplishing a high retention of our executives. Our compensation program also accounts for individual performance, which enables the Compensation Committee to differentiate among executives and emphasize the link between personal performance and compensation.

Key Pay Decisions

This business environment and the Company’s accomplishments during 2020 provided an important backdrop for the Compensation Committee’s key executive compensation decisions. The Compensation Committee’s key executive compensation decisions for Named Executive Officers in 2020 included:

●

Base salary: increased the base salaries for Named Executive Officers in early 2020 (pre-pandemic) based on this executive team’s strong leadership during 2019. These increases ranged from 1.82% to 10.00%.

●	Annual incentives: paid 2020 annual incentives for Named Executive Officers which averaged 32.65% of target reflecting our solid 2020 performance (see summary below).

●	Long-term incentives: granted restricted shares in October 2020 with three-year graded vesting totaling 23,883 shares valued at $720,000 in the aggregate.

For fiscal year 2020, the annual and actual incentive targets in dollars and percentages for the Named Executive Officers were as follows:

Named Executive Officer	Target Incentive of Base Salary (%)	Target Incentive ($)	Actual Incentive to Base Salary (%)	Actual Incentive ($)
Dueser	35	372,750	36.50	388,725
Butler	35	192,500	34.80	191,400
Gordon	35	210,000	36.50	219,000
Gragg	35	148,750	35.50	150,875
Thaxton	35	150,500	12.21	52,500

For all Named Executive Officers, the annul incentive target was 35.00 percent up to a maximum of 50.00  percent of base salary based on the achievement of predetermined business performance objectives and results.

Competitive Benchmarking

The Compensation Committee measures the Company’s senior management compensation levels with comparable compensation levels in industry benchmark studies and peer group data. We use survey data to benchmark our executive positions to those at other banking institutions with total asset sizes similar to ours. During 2014, the Compensation Committee worked with the Committee’s independent consultant to review and define an appropriate peer group of publicly traded commercial bank holding companies. The median total assets of this peer group were comparable to the Company’s total assets.

During 2020, the Compensation Committee engaged Pearl Meyer to conduct an independent executive compensation review against both the public peer group and the comparable-size banks. The peer group companies considered by the Compensation Committee are:

• Allegiance Bancshares, Inc.	• Independent Bank Group, Inc.	• ServisFirst Bancshares, Inc.
• BancorpSouth Bank	• International Bancshares Corporation	• Simmons First National Corporation
• Cadence Bancorp	• National Bank Holding Corporation	• Southside Bancshares, Inc.
• FB Financial Corporation	• Origin Bancorp, Inc.	• Trustmark Corporation
• Hilltop Holdings, Inc.	• Prosperity Bancshares Corporation	• Triumph Bancorp, Inc.
• Home Bancshares, Inc.	• Renasant Corporation	• Veritex Holdings, Inc.

Elements of Compensation

The following is a summary of the elements of compensation provided to our Chief Executive Officer and other named executive officers. Further details and disclosures of each of these elements can be found in the tabular disclosures that follow.

Base Salary. Base salaries paid to our executives competitively compensate them for the experience and skills needed to perform their current roles, as well as reward their prior individual performance. We seek to provide our senior management with a level of assured cash compensation in the form of base salary that reflects their professional status, accomplishments and experience. In early 2020, prior to the onset of the COVID pandemic, the Compensation Committee increased the base salary for each named executive officer as follows:

	2020 Base Salary	% Increase
Dueser	$1,065,000	4.93%
Butler	550,000	10.00%
Gragg	425,000	6.26%
Hildebrand*	560,000	1.82%
Thaxton	430,000	8.86%

* Retired effective August 1, 2020 as previously announced.

Mr. Gordon joined the Company on May 18, 2020. His base salary was set at $600,000 for 2020 in connection with this hire.

Additionally, the Compensation Committee met in January 2021 and approved base salaries for 2021 for the named executive officers as follows: Mr. Dueser—$1,103,350, Mr. Butler—$570,000, Mr. Gragg—$435,000, Mr. Gordon—$620,000 and Mr. Thaxton—$440,000.

Short-term Incentive (Bonus). We offer a bonus plan that provides senior management with an opportunity to receive a cash bonus based on a sliding scale upon accomplishment of pre-determined performance goals. For 2020, the target award for the named executive officers of the Company was 35 percent of the executive’s base salary, up to a maximum of 50 percent, representing an increase from 25 percent and 40 percent, respectively, in the prior year. In 2020, the metrics set for the named executive officers were those believed to be generally controllable by the respective named executive officer and which the Compensation Committee believed would result in increased shareholder value if achieved. For 2020, the metrics for Mr. Dueser’s and Mr. Gordon’s bonus goals and amounts earned, along with 75% of Mr. Butler’s overall bonus, were as follows:

		Sliding Scale
	% of Bonus	Minimum	Min Target	Target	Max Target	Max	Dueser Bonus	Gordon Bonus	Butler Bonus

Earnings Growth	40%	10.00%	12.00%	14.00%	16.00%	18.00%	$213,000	$120,000	$82,500
Return on Assets	30%	1.90%	1.95%	2.75%	2.10%	2.20%	79,875	45,000	30,938
Return on Equity	20%	12.00%	13.00%	14.00%	14.50%	15.00%	42,600	24,000	16,500
Efficiency Ratio	10%	49.00%	48.50%	48.00%	47.50%	47.00%	53,250	30,000	20,625

Total							$388,725	$219,000	$150,563
% of Base Salary							36.5%	36.5%	36.5%

For 2020, Mr. Gragg’s bonus goals and amount earned were as follows:

		Sliding Scale
	% of Bonus	Minimum	Min Target	Target	Max Target	Max	Gragg Bonus
Earnings Growth	40%	10.00%	12.00%	14.00%	16.00%	18.00%	$85,000
Return on Assets	30%	1.90%	1.95%	2.00%	2.10%	2.20%	31,875
Net Charge-offs	20%	0.10%	0.08%	0.07%	0.06%	0.04%	34,000
Non-Performing Assets	10%	0.80%	0.70%	0.60%	0.50%	0.40%	—

Total							$150,875
% of Base Salary							35.5%

For 2020, Mr. Thaxton’s bonus goals and amount earned were as follows:

		Sliding Scale
	% of Bonus	Minimum	Min Target	Target	Max Target	Max	Thaxton Bonus
Trust Net Income Growth	40%	7.00%	8.00%	9.00%	10.00%	12.00%	$22,400	(a)
Trust Revenue Growth	30%	6.00%	6.50%	7.00%	7.50%	8.00%	—
Assets Managed Growth	20%	8.00%	9.00%	10.00%	13.00%	14.00%	30,100
Net Internal Expense Minimums	10%	5.00%	4.00%	3.50%	3.00%	2.00%	—

Total							$52,500
% of Base Salary							12.21%

(a)	The Committee utilized its discretionary decision and increased Mr. Thaxton’s bonus by $22,400 related to the overall growth and contribution of the Trust Company for the year ended December 31, 2020.

For 2020, 25 percent of Mr. Butler’s bonus goals related to the performance of the Abilene Region which he serves as Chief Executive Officer are as follows, including amount earned:

		Sliding Scale
	% of Bonus	Minimum	Min Target	Target	Max Target	Max	Butler Bonus
Region Earnings Growth	35%	7.00%	7.50%	8.00%	9.00%	10.00%	$16,844
Region Return on Assets	25%	1.85%	1.90%	2.00%	2.10%	2.20%	8,594
Region Efficiency Ratio	8%	42.50%	42.00%	41.50%	41.00%	40.00%	4,400
Region Service Charge Income Growth	8%	5.00%	6.00%	7.00%	8.00%	9.00%	—
Region Net Interest Margin	8%	3.45%	3.50%	3.55%	3.60%	3.65%	—
Region Net Deposit Account Growth	8%	1,445	1,548	1,651	1,858	2,064	5,500
Region Non-Interest Deposit Average Growth	8%	50	55	60	65	70	5,500

Total							$40,838
% of Base Salary							29.70%

Similar to Mr. Butler’s bonus program above, the Company’s other Regional Bank Chief Executive Officers and Presidents are also included in this bonus program, and their goals are structured to specific situations for their respective region. While the performance goals drive the bonus plan and executive awards, the Compensation Committee retains discretion, both positive and negative, to adjust payouts of the awards based on the performance of the Company, including audit, compliance and asset quality issues, and the individual officer performance, as deemed appropriate.

The Compensation Committee met in January 2021 to establish the specific goals for 2021 bonus plans for the named executive officers. Such 2021 goals were based on similar criteria as 2020; however, the target and maximum levels were increased for Mr. Dueser to 60 percent, and 80 percent, respectively; and for Mr. Gordon and Mr. Butler the target and maximum levels were increased to 40 percent and 60 percent, respectively.

Compensation Recovery Policy. In October 2018, the Compensation Committee approved a Compensation Recovery Policy whereby the Company’s executive officers subject to Section 16 of the Exchange Act, the presidents of the Company’s subsidiaries or a regional division of the Bank and the regional chairpersons of the Bank will generally be subject to repayment or forfeiture of any incentive compensation (as defined below) should the Company be required to prepare an accounting restatement such that the applicable person would have received a lesser incentive compensation amount. Incentive compensation, as defined in the policy, means all bonuses and other incentive and equity compensation awards within three years of such payment, grant or vesting that was subject to a restatement of the Company’s financial statements filed with the Securities and Exchange Commission. The complete “Compensation Recovery Policy” can be found at www.ffin.com in the “investor relations/shareholder information/governance documents” section.

Stock Options. We presently offer stock options under the 2012 Incentive Stock Option Plan approved by shareholders in 2012. The purpose of our 2012 Incentive Stock Option Plan is to attract and retain key officers and to encourage performance by providing a proprietary interest in our Company through the granting of stock options. We believe that stock options are an appropriate long-term incentive to link executives’ performance with stock price appreciation. We continue to review this program with each grant to ensure that this form of equity compensation will drive our executives toward successful long-term business results. Grants made under the 2012 Incentive Stock Option Plan typically vest 20% annually, commencing on the second anniversary of the grant and expire 10 years from the grant date. Unvested options granted under the 2012 Incentive Stock Option Plan vest immediately upon the occurrence of a change of control event and upon retirement following the attainment of age 65, as defined in the 2012 Incentive Stock Option Plan. Unexercised options granted under the 2012 Incentive Stock Option Plan expire should the officer be terminated with cause, as defined in the 2012 Incentive Stock Option Plan.

We encourage the grantee not to dispose of the shares obtained through exercise of the options but rather to keep and build an equity interest in the Company. Incentive stock options further encourage our executives to exercise their options and hold the resulting shares by giving them the opportunity for favorable tax treatment for the exercise gain if certain holding requirements are met.

Generally, the Compensation Committee, based in part on discussions with the Company’s Chief Executive Officer, grants options every two years, subject to the Board of Directors’ approval. In June 2019, the Company granted key employees, including the named executive officers disclosed herein, an aggregate of 398,850 stock options. No options were granted in 2018 or 2020 to the named executive officers although limited options were granted to employees of acquired companies and other employees. Allocation of options is based on competitive market considerations, past and expected performance of the executive, fairness, affordability and retention considerations. Grantees are required to sign confidentiality, non-solicitation and non-competition agreements in connection with receipt of the option grants to preclude actions detrimental to the Company.

The Compensation Committee does not grant options during any black-out period under our Insider Trading Policy. We do not release material, non-public information for the purpose of affecting the value of executive compensation, nor do we grant options to executives in coordination with the release of material, non-public information. All awards of the Company’s common shares under our 2012 Incentive Stock Option Plan are made at the market price on the day of the award.

Moreover, under our Insider Trading Policy, executive officers, directors and immediate family members of the Company may not buy or sell our stock during a trading period beginning fifteen days before the end of a fiscal quarter until two business days following the release of quarterly earnings information. Trading by directors and executive officers of the Company is also prohibited during designated periods when they possess material, non-public information about us.

Beginning with stock options granted in 2017, the Compensation Committee established compensation recoupment, or clawback provisions, in all stock option award agreements. Pursuant to the clawback provisions, a grantee may, based on the decision of the Board of Directors, forfeit the right to receive and/or retain the incentive compensation awarded if during the grantee’s employment or thereafter, a determination is made by the Board of Directors that the grantee has breached his or her duties to the Company, including, by way of example, a breach of the Company’s Code of Business Conduct and Ethics Policy, engaged in serious misconduct, improper dissemination of Company confidential information or has disparaged the Company or others.

Restricted Stock. On October 27, 2020, October 22, 2019, June 26, 2019, and October 23, 2018, the Company granted an aggregate of 23,883, 22,189, 23,428, and 48,434 restricted common shares, respectively, of the Company to certain key officers, including the named executive officers disclosed herein. These restricted stock grants vest over three years.

On January 26, 2016, the Company amended the Restricted Stock Plan to clarify the definition of “Change of Control” contained in the Restricted Stock Plan. The amendment deleted from the definition of Change of Control the ability of a majority of the members of the Board of Directors to determine in their sole discretion within one year after an event, that as a result of such event this has been a Change of Control.

Beginning with restricted stock granted in October 2016, the Compensation Committee approved including compensation recoupment, or clawback provisions, in all future award agreements. Pursuant to the clawback provision, a grantee may, based on the decision of the Board of Directors, forfeit the right to receive and/or retain the incentive compensation awarded if during the grantee’s employment or thereafter, a determination is made by the Board of Directors that the grantee has breached his or her duties to the Company, including, by way of example, a breach of the Company’s Code of Business Conduct and Ethics Policy, engaged in serious misconduct, improper dissemination of Company confidential information or has disparaged the Company or others.

401(k), Profit Sharing Plan and Employee Stock Ownership Plan (the “Defined Contribution Plan”). All employees of the Company who satisfy the plan’s eligibility conditions participate in the Defined Contribution Plan. Contributions are determined annually based on a formula that includes growth in net income and return on average assets for the profit sharing component. Contributions under the profit sharing plan are reviewed by the Compensation Committee and are subject to their discretion and recommendation for approval by the Board of Directors. The Compensation Committee oversees the administration of the profit sharing plan. The 401(k) feature of the plan allows the participants to make pre-tax contributions to the plan. Effective January 1, 2004, the plan includes a “safe harbor” Company matching contribution equal to 100% of each participant’s contributions not exceeding 3% of the participant’s compensation, plus 50% of each participant’s deferral contributions in excess of 3% but not in excess of 5% of the participant’s compensation.

Under the profit sharing plan, contributions by employees are not required as a condition of participation. Each participating employer’s annual contribution is allocated among the accounts of the eligible plan participants, in the ratio that each participant’s compensation bears to the total compensation of all eligible participants. Compensation is defined as the total amount paid to an employee during the year, including bonuses, commissions, and overtime pay, but excluding reimbursed expenses, group insurance benefits and profit sharing contributions. However, the Internal Revenue Service limits the compensation amount used to calculate a participant’s benefit to a maximum of $285,000 for 2020 (adjusted annually by the Internal Revenue Service). Additionally, the annual amount (which is the aggregate of employer and employee contributions) that may be allocated to a participant is limited to $285,000 for 2020 (adjusted annually by the Internal Revenue Service).

Our plan includes an employee stock ownership plan (“ESOP”) feature whereby participants are initially allocated 25 percent of their profit sharing contributions into Company common shares and given the option to receive cash dividends on shares owned by them in the ESOP in cash or reinvest the dividends in additional shares. Each participant owns shares and is entitled to vote his or her shares in any shareholder vote.

The profit sharing plan provides for benefits to vest in graduated percentages, with benefits being fully vested after six years of credited service except for amounts contributed to an employee’s account under the safe harbor provisions and shares resulting from the reinvestment of dividends in the ESOP which are immediately fully vested. Generally, an employee’s benefit will be the contributions allocated to their account while a participant, increased by gains and decreased by losses from investments of the plan, and increased by any forfeitures allocated to their account. An employee is always fully vested with respect to any voluntary contributions he or she makes. The plan also provides for immediate vesting upon attainment of normal retirement age and upon death or disability. If a participant terminates employment for any other reason, the total amount of their employee contribution account and the vested portion of his or her employer contribution account become distributable.

Senior management eligible for participation in the plan receive the same benefits as all employees. The maximum employer profit sharing contribution to the plan for an individual in a single year is 15% of the individual’s salary, plus the safe harbor Company match, subject to Internal Revenue Service limits.

Make Whole Plan. The Company had a non-qualified “excess benefit” plan whereunder executives, whose Company contributions to the profit sharing plan and employer match under the 401(k) feature are curtailed due to Internal Revenue Service limitations, received contributions from the Company equal to the amount under qualified plans as if there had been no Internal Revenue Service limitations. This plan used the same contribution formula and vesting requirements as the 401(k) plan. This plan, which was reviewed annually, was implemented by the Compensation Committee to allow senior management whose compensation is in excess of Internal Revenue Service limits to have profit sharing/401(k) matches in the same proportionate ratio as all employees. The Make Whole Plan was “frozen” as to new participants and contributions effective December 31, 2018.

Supplemental Executive Retirement Plan. The Company adopted a Supplemental Executive Retirement Plan (the “SERP”), effective January 1, 2019. The SERP benefits certain key senior executives of the Company who are selected by the Board to participate, including each of our named executive officers. The SERP is intended to provide a benefit from the Company upon retirement, death, disability or voluntary or involuntary termination of services (other than “for cause”), subject to the requirements of Section 409A of the Internal Revenue Code. Under the SERP, the Company may, but is not required to, make discretionary contributions to the executive’s accounts from time to time. The contributions may be fully vested or subject to vesting conditions imposed by the Board of Directors with respect to the contributions; provided, however, that all unvested amounts credited to an executive’s account will become fully vested upon the executive’s death or disability or upon the occurrence of a change of control (as defined in the SERP). Company contributions to the SERP on behalf of an executive are credited with earnings and losses based on the executive’s investment elections. The investment options under the SERP are currently the same as those offered under the Company’s profit sharing plan, except that Company stock is not an available investment option under the SERP. An executive’s vested account is payable to the participant following his or her termination in a single lump sum or installments, as elected by the participant in accordance with the requirements of Section 409A of the Internal Revenue Code. The Company made contributions totaling $719 thousand to the SERP in January 2021 for the year ended December 31, 2020 for all participants, including the named executive officers.

Severance Benefits. We believe that companies should provide reasonable severance benefits to employees. With respect to senior management, these severance benefits should reflect the fact that it may be difficult for employees to find comparable employment within a short period of time. Our policy for all employees provides that full-time employees who are discharged due to a restructuring or layoff are eligible to receive severance pay based on their years of service to the Company. The Company will provide one week of severance pay for each year of employee service, up to a maximum of six months of salary, except that in all cases, severance pay will not be less than four week’s pay. In order to receive severance pay, an employee must sign a release of claims in favor of the Company. Employees who do not sign the required release form will not receive severance pay.

Potential Payments Upon a Change in Control and Executive Recognition Agreements. In April 1996, our Board of Directors unanimously approved an executive recognition plan. This plan enabled us to offer our key executive officers and those of our subsidiaries an executive recognition agreement. All of our named executive officers have entered into executive recognition agreements with us. The Company does not utilize employment agreements.

We believe our executive recognition agreements are conservative when compared to the competitive market. The agreements have been continually renewed since we view them as necessary to ensure the continued focus of our executives on making the appropriate strategic decisions for the Company even if the decision involves a change in control.

Each executive recognition agreement provides severance benefits for each applicable executive officer if, within two years following a change in control, the officer’s employment with us or our subsidiaries is terminated (i) by us (including any successor to us) or the subsidiary bank for any reason other than for cause (see below), except for termination as a result of the officer’s death, disability or retirement; or (ii) by the executive officer for good reason (see below).

As used in the executive recognition agreements, a “change in control” is defined as one or more of the following:

●

a person or entity directly or indirectly acquires securities of the Company representing more than 50% of the combined voting power entitled to vote generally in the election of directors of the then outstanding shares of the Company;

●

any person or entity commences a tender offer or exchange offer to acquire any common shares of the Company (or securities convertible into common shares) for cash, securities or any other consideration in which after consummation of the offer, the person or entity directly or indirectly acquires beneficial ownership of shares of the Company representing more than 50% of the combined voting power entitled to vote generally in the election of directors of the then outstanding shares of the Company;

●

the shareholders of the Company approve a reorganization, merger, consolidation, recapitalization, exchange offer, purchase of assets or other transaction, in each case, with respect to which the persons who were the beneficial owners of the Company immediately prior to such a transaction do not immediately after its completion, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, recapitalized or resulting company’s then outstanding shares;

●	the shareholders of the Company approve a liquidation or dissolution of the Company; or

●

the Company sells or otherwise transfers (or one or more of its subsidiaries, sell or otherwise transfer), in one or more related transactions, assets aggregating 50% or more of the book value of the assets of the Company and its subsidiaries (taken as a whole).

As used in the executive recognition agreements, “cause” means termination of an employee due to the:

●

willful and continued failure by the employee to substantially perform his or her duties with the Company (other than any such failure resulting from the employee’s physical or mental incapacity due to injury or illness) after written demand for substantial performance is delivered to the employee by the Company; or

●	willful engaging by the employee in conduct, which is demonstrably injurious to the Company, monetarily or otherwise.

As used in the executive recognition agreements, “good reason” means termination by an employee due to:

●

a determination by the employee, made in good faith and based on the employee’s reasonable belief, that there has been a materially adverse change in his or her status or position as an executive officer of the Company as in effect immediately prior to the change in control, including, without limitation, any material change in the employee’s status or position as a result of a diminution in the employee’s duties or responsibilities or the assignment to the employee of any duties or responsibilities which are inconsistent with his or her status or position, or any removal of the employee from or failure to reappoint or reelect the employee to such position;

●	a material reduction by the Company in the employee’s annual base salary in effect immediately prior to the change in control;

●	the relocation of the employee’s principal office outside of the city or metropolitan area in which the employee is residing at the time of any change in control;

●	a material reduction by the Company in the budget over which the employee retained authority immediately prior to a change of control;

●

the failure by the Company to provide and credit the employee with the number of paid vacation days to which the employee is then entitled in accordance with the Company’s normal vacation policy as in effect immediately prior to a change in control;

●	any action or inaction by the Company following a change in control that constitutes a material breach of the agreement under which the employee provides services to the Company;

●	the failure by any successor corporation to the Company to assume the executive recognition agreement; or

●	any purported termination of the employee not effected pursuant to a notice of termination as required by the executive recognition agreement.

Such severance benefits under the executive recognition agreements provide that the executive officer will receive a payment equal to a certain percentage (as set forth in his or her executive recognition agreement) of his or her annual base salary immediately preceding the date of termination. The percentage of annual base salary to be received upon a change in control pursuant to his or her executive recognition agreement is 208%. The total severance payment for the executive officer cannot, however, exceed the amount that would cause such payment to be deemed a “parachute payment” under Section 280G of the Internal Revenue Code.

The executive recognition agreements were renewed on July 1, 2020 with a term to expire on July 1, 2022. However, if a change in control occurs during the original term of the executive recognition agreements, then the executive recognition agreements will continue in effect for an additional period of two years following the change in control. Similarly, if a second change in control occurs within two years from the date of the first change in control, then the executive recognition agreements will continue in effect for a period of two years from the date of the second change in control. The agreements include confidentiality obligations, but do not bind the executives to non-competition, non-disparagement or non-solicitation clauses.

The executive recognition agreements provide that if any payments or benefits to the employee would constitute a “parachute payment” (as defined in Internal Revenue Code Section 280G(b)(2)) and would be subject to excise tax, then a calculation shall be made comparing (i) the net benefit to the employee after payment of such excise tax to (ii) the net benefit to the employee if payments are limited to the extent necessary to avoid being subject to the excise tax. Only if the amount calculated under (i) above is less than the amount under (ii) above will the payments be reduced to the minimum extent necessary to ensure that no portion of the payment to the employee is subject to the excise tax.

Amounts that would be paid under these agreements upon a change in control and a qualifying termination for good reason using base salary information as of December 31, 2020 for the named executive officers would be as follows:

Name	Amount
F. Scott Dueser, President and CEO	$2,215,200
Ronald D. Butler, II, Executive Vice President & CAO	$1,144,000
Gary S. Gragg, Executive Vice President and Chief Lending Officer	$884,000
James R. Gordon, Executive Vice President & CFO	$1,248,000
Kirk W. Thaxton, President & CEO, First Financial Trust and Asset Management Company, N.A.	$894,400

In addition to the amounts payable under the executive recognition agreements, the Company’s 2012 Incentive Stock Option Plan generally provides that upon a change in control satisfying the requirements of such plan, all unvested stock options will automatically become vested and exercisable in full.

The table below shows our estimates of the value that would have been recognized by our executive officers as result of the accelerated vesting of our stock options and restricted stock held by such executive officers assuming a change in control occurred on December 31, 2020. The estimated value was calculated by (i) multiplying the number of unvested stock options held by the applicable named executive officer by the difference between the closing price of our common shares on December 31, 2020, which was $36.17, and the exercise price of the option and (ii) multiplying the number of unvested restricted shares held by the applicable named executive officer by the closing price of our common shares on December 31, 2020, which was $36.17. The actual amounts to be paid out can only be determined at the time of such change in control.

Name	Value of Stock Options and Restricted Stock
F. Scott Dueser	$1,765,836
Ronald D. Butler, II	$ 495,221
Gary S. Gragg	$ 495,221
James R. Gordon	$ 379,532
Kirk W. Thaxton	$ 495,221

Perquisites and Other Benefits. The primary perquisites for senior management are the reimbursement of initiation fees and dues for one golf or social club. We seek to encourage our senior management to belong to a golf or social club so that they have a convenient entertainment forum for customers and to facilitate interaction with current and potential customers, many of whom belong to these clubs. We do not permit personal use of our Company airplane.

Senior management also participates in the Company’s other benefit plans on the same terms as other employees. These plans include medical, life insurance and flex spending account benefits. Relocation benefits also are reimbursed but are individually negotiated when they occur.

Risk Assessment of Compensation Policies and Practices

In connection with the Compensation Committee’s evaluation and review of the Company’s compensation policies and practices for its officers and employees, as such policies and practices relate to risk management practices and risk-taking incentives, the Compensation Committee has determined that its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Say-on-Pay Considerations

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities, although no such factor is assigned a quantitative weighting. Because a substantial majority (96.8% of votes cast) of our shareholders approved the compensation program described in our proxy statement in 2020, the Compensation Committee did not implement changes to our executive compensation program as a result of the shareholder advisory vote.

Tax Considerations

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of the Company’s compensation programs. The Company believes that achieving its objectives under the compensation philosophy set forth above is more important than the benefit of tax deductibility. The Company reserves the right to maintain flexibility in how it compensates its executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviews the compensation programs for senior management of the Company, including those named executive officers in the tabular presentation included in this definitive proxy statement.

The Compensation Committee has reviewed and discussed the compensation discussion and analysis included in this proxy statement with management and based on the reviews and discussions, the Compensation Committee recommended to the Board of Directors that the compensation discussion and analysis included herein be included in the proxy statement. The Board of Directors approved the Compensation Committee’s recommendation. The members of the Compensation Committee are considered independent because we believe they satisfy the independence requirements for Compensation Committee members prescribed by Nasdaq and the Securities and Exchange Commission.

COMPENSATION COMMITTEE

Tim Lancaster, Chairman Vianei Lopez Braun Kade L. Matthews Robert Nickles Johnny Trotter

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the total compensation for our named executive officers in 2020, 2019, and 2018:

Name and Principal Position	Year	Salary ($)	Bonus ($) (6)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
F. Scott Dueser, President/CEO	2020 2019 2018	1,056,667 1,001,667 920,833	- - -	150,000 505,000 150,000	- - -	388,725 263,900 249,333	152,123 127,492 128,862	53,448 48,300 47,485	1,800,963 1,946,359 1,496,513

Ronald D. Butler, II, EVP/CAO	2020 2019 2018	541,667 491,667 446,667	- - -	75,000 75,000 75,000	- 71,000 -	191,401 107,833 123,000	60,823 44,589 49,528	54,289 43,820 56,450	923,180 833,909 750,645

James R. Gordon, EVP/CFO	2020	375,000	162,848	300,000	-	219,000	37,152	33,618	1,127,618

Gary S. Gragg, EVP/Lending Officer	2020 2019 2018	420,833 395,833 372,500	- - -	75,000 75,000 75,000	- 71,000 -	150,875 120,000 105,000	43,687 34,860 31,057	49,248 44,100 43,285	739,643 740,793 626,842

J. Bruce Hildebrand, EVP/CFO Retired (7)	2020 2019 2018	355,640 541,667 466,667	- - -	- 146,000 75,000	- - -	- 143,000 133,333	- 59,937 42,969	13,850 48,300 47,485	369,490 938,904 793,787

Kirk W. Thaxton, CEO & President Trust Company	2020 2019 2018	424,167 390,833 366,667	- - -	75,000 75,000 75,000	- 71,000 -	52,500 42,133 123,333	16,317 21,122 49,491	29,850 29,400 56,450	597,834 629,488 670,941

(1)

Amount represents value of restricted stock grant on October 27, 2020, October 22, 2019, June 26, 2019, and October 23, 2018 under the 2015 Restricted Plan approved by shareholders on April 28, 2015. The shares vest over three years. Additionally, Mr. Gordon received a grant of 7,176 shares of restricted stock under the 2015 Restricted Stock Plan effective on his hire date, May 18, 2020, totaling $200,000 in addition to 3,317 shares totaling $100,000 on October 27, 2020.

(2)	See note 18 to the financial statements included with the Annual Report on Form 10-K for the assumptions made in valuation of these option awards.
(3)	Amount represents cash bonus earned in the respective year related to achievement of pre-determined performance goals.
(4)

Amount represents change in pension obligation for the year then ended in our pension plan for 2019 and 2018 plus amount contributed to our supplemental executive retirement plan on behalf of each named executive officer for 2020 and 2019.

(5)

Amount represents amount contributed to the profit sharing plan and the 401(k) match on behalf of each named executive officer as well as country club dues paid for each named executive officer. For the year ended December 31, 2020, profit share contributions and 401(k) match contributions totaled $37,848 and $11,400 for Mr. Dueser, $38,689 and $11,400 for Mr. Butler, $37,848 and $11,400 for Mr. Gragg, $0 and $11,400 for Mr. Hildebrand, and $14,250 and $11,400 for Mr. Thaxton, respectively. Mr. Gordon did not receive profit sharing and 401(k) contributions for 2020; however, he received a relocation payment of $31,168 in addition to country club dues.

(6)

In connection with hiring Mr. Gordon, the Company paid him a signing bonus of $125,000. Additionally, he received a cash payment of $37,848 in lieu of participating in the 2020 Profit Sharing contributions.

(7)	Mr. Hildebrand retired effective August 2, 2020

Grants of Plan-Based Awards

The Compensation Committee grants incentive stock options and restricted common shares periodically. In 2019, 398,850 options were granted to key employees of which Mr. Butler, Mr. Gragg and Mr. Thaxton received 10,000, 10,000 and 10,000, respectively. No options were granted in 2020 or 2018 to the named executive officers. In 2020, 34,038 common shares were granted under the 2015 Restricted Stock Plan to certain officers of which Mr. Dueser, Mr. Butler, Mr. Gordon, Mr. Gragg, and Mr. Thaxton received 4,975, 2,488, 10,493, 2,488, and 2,488, respectively. In 2019, 45,617 common shares were granted under the 2015 Restricted Stock Plan to certain officers of which Mr. Dueser, Mr. Butler, Mr. Gragg, Mr. Hildebrand and Mr. Thaxton received 16,193, 2,120, 2,120, 4,511 and 2,120, respectively. In 2018, 26,021 common shares were granted under the 2015 Restricted Stock Plan to certain officers of which Mr. Dueser, Mr. Butler, Mr. Gragg, Mr. Hildebrand and Mr. Thaxton received 5,422, 2,710, 2,710, 2,710 and 2,710, respectively.

The following table discloses information related to the grants made during 2020:

		Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock	All other option awards: Number of securities underlying	Exercise or base price of option	Grant date fair value of stock and option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or units (#)(2)	options (#)	awards ($/sh)	awards ($)(3)
F. Scott Dueser	1-1-20 10-27-20	- -	372,750 -	532,500 -	- -	- -	- -	- 4,975	- -	- -	- 150,000
Ronald D. Butler, II	1-1-20 10-27-20	- -	192,500 -	275,000 -	- -	- -	- -	- 2,488	- -	- -	- 75,000
James R. Gordon	1-1-20 5-18-20 10-27-20	- - -	210,000 - -	300,000 - -	- - -	- - -	- - -	- 7,176 3,317	- - -	- - -	- 200,000 100,000
Gary S. Gragg	1-1-20 10-27-20	- -	148,750 -	212,500 -	- -	- -	- -	- 2,488	- -	- -	- 75,000
J. Bruce Hildebrand (4)	-	-	-	-	-	-	-	-	-	-	-
Kirk W. Thaxton	1-1-20 10-27-20	- -	150,500 -	215,000 -	- -	- -	- -	- 2,488	- -	- -	- 75,000

(1)	Represents annual cash incentive opportunity for 2020; see “Short-term Incentive (Bonus)” section on pages 25-26 above.
(2)	Represents awards under the 2015 Restricted Stock Plan. Each award vests one-third at the end of one year, two-thirds at the end of two years and in full at the end of three years.
(3)	For restricted stock grants, calculated by multiplying the restricted stock grant shares by the grant date fair value of $30.15 on October 27, 2020, and $27.87 on May 18, 2020.
(4)	Mr. Hildebrand retired effective August 2, 2020.

Outstanding Equity Awards at Fiscal Year-End

At December 31, 2020, the following stock options and restricted stock were outstanding for the respective named executive officers:

		Option Awards (1)					Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares , Units or Other Rights That Have Not Vested ($)
F. Scott Dueser	10-27-15 06-12-17 10-23-18 06-26-19 10-22-19 10-27-20	12,000 25,000 - - - -	12,000 60,000 - - - -	- - - - - -	16.95 21.18 - - - -	10-27-25 6-12-27 - - - -	- - 1,807 7.969 2,827 4,975	- - 65,359 288,239 102,253 179,946	- - - - - -	- - - - - -
Ronald D. Butler, II	10-22-13 10-27-15 06-12-17 10-23-18 06-26-19 10-22-19 10-27-20	20,000 16,000 8,000 - - - -	- 4,000 12,000 - 10,000 - -	- - - - - - -	15.43 16.95 21.18 - 29.70 - -	10-22-23 10-27-25 6-12-27 - 6-26-29 - -	- - - 903 - 1,413 2,488	- - - 32,662 - 51,108 89,991	- - - - - - -	- - - - - - -
James R. Gordon	05-18-20 10-27-20	- -	- -	- -	- -	- -	7,176 3,317	259,556 119,976	- -	- -
Gary S. Gragg	10-25-11 10-22-13 10-27-15 06-12-17 10-23-18 06-26-19 10-22-19 10-27-20	5,500 20,000 16,000 8,000 - - - -	- - 4,000 12,000 - 10,000 - -	- - - - - - - -	7.87 15.43 16.95 21.18 - 29.70 - -	10-25-21 10-22-23 10-27-25 6-12-27 - 6-26-29 - -	- - - - 903 - 1,413 2,488	- - - - 32,662 - 51,108 89,991	- - - - - - - -	- - - - - - - -
J. Bruce Hildebrand (4)	-	-	-	-	-	-	-	-	-	-
Kirk W. Thaxton	10-25-11 10-22-13 10-27-15 06-12-17 10-23-18 06-26-19 10-22-19 10-27-20	7,500 20,000 16,000 8,000 - - - -	- - 4,000 12,000 - 10,000 - -	- - - - - - - -	7.87 15.43 16.95 21.18 - 29.70 - -	10-25-21 10-22-23 10-27-25 6-12-27 - 6-26-29 - -	- - - - 903 - 1,413 2,488	- - - - 32,662 - 51,108 89,991	- - - - - - - -	- - - - - - - -

(1)

Represents awards under the 2012 Incentive Stock Option Plan. Each award vests 20% at the end of two years, 40% at the end of three years, 60% at the end of four years, 80% at the end of five years and in full at the end of six years.

(2)	Represents awards under the 2015 Restricted Stock Plan. Each award vests one-third at the end of one year, two-thirds at the end of two years and in full at the end of three years.
(3)	Calculated using the closing price of our common shares of $36.17 on December 31, 2020.
(4)	Mr. Hildebrand retired effective August 2, 2020 and all previously outstanding awards were vested and exercised.

Option Exercises and Stock Vested

During 2020, the following options were exercised by the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
F. Scott Dueser	37,000	419,430	9,370	275,255
Ronald D. Butler, II	7,000	158,480	2,693	84,102
James R. Gordon	-	-	-	-
Gary S. Gragg	8,250	220,193	2,693	84,102
J. Bruce Hildebrand	62,500	786,000	7,777	231,025
Kirk W. Thaxton	7,500	204,000	2,693	84,102

(1)	Amount represents the difference between the aggregate option exercise price and the actual aggregate stock price on the date exercised.
(2)	Amount represents the aggregate restricted stock value on the date vested.

Nonqualified Deferred Compensation

The following amounts represent the 2020 activity in the “make whole” plan described above and contributions made to the Supplemental Executive Retirement Plan (“SERP”), also a non-qualified deferred compensation plan, which replaced the “make whole” plan effective January 1, 2019:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)(2)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
F. Scott Dueser
Make Whole Plan	—	—	122,173	—	2,640,695
SERP	—	152,123	12,965	—	292,580
Ronald D. Butler, II
Make Whole Plan	—	—	35,417	—	765,526
SERP	—	60,823	4,534	—	109,946
James R. Gordon
SERP	—	37,152	—	—	37,152
Gary S. Gragg
Make Whole Plan	—	—	5,265	—	113,792
SERP	—	43,687	3,545	—	82,092
J. Bruce Hildebrand (3)
Make Whole Plan	—	—	(113,580)	736,516	—
SERP	—	—	5,892	68,452	—
Kirk W. Thaxton
Make Whole Plan	—	—	10,175	—	219,933
SERP	—	16,317	2,148	—	39,587

(1) Contributions to SERP were made effective December 31, 2020 for the year then ended for each named executive officer.
(2) These amounts are included in the Summary Compensation Table in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.
(3) Mr. Hildebrand retired effective August 2, 2020 and all amounts were subsequently withdrawn.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information for 2020:

●	The median of annual total compensation of all employees of our company (other than Mr. Dueser, our Chief Executive Officer and President) was $40,360;

●	The annual total compensation of Mr. Dueser, our Chief Executive Officer and President, was $1,800,963 (see “Summary Compensation Table” on page 34); and

●	Based on this information, the ratio of the annual total compensation of our Chief Executive Officer and President to the median of the annual total compensation of all employees is 44.6 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer and President, we note the following:

●

For 2020, our employee population totaled approximately 1,500 individuals. This population consisted of our full-time and part-time employees, as we do not have temporary or seasonal workers. We selected December 31, 2020 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner.

●	To find the median of the annual compensation of all our employees, we used the salary and wages including overtime and incentive compensation from our payroll records for 2020.

●	We identified our median employee using this compensation measure, which was consistently applied to all our employees included in this calculation.

DIRECTOR COMPENSATION

For 2020, we had ten non-employee directors who received fees for attendance at Board of Director meetings and committee meetings. Directors who are also our executive officers or employees receive no compensation for service as members of either the Board of Directors or committees thereof. Non-employee directors received $3,000 for each board meeting attended and a $12,500 per quarter retainer fee. The non-employee directors who serve on committees received $1,500 for each committee meeting attended. The Lead Director, Audit Committee Chairperson, Compensation Committee Chairperson, and Nominating/Corporate Governance Chairperson receive a $15,000, $12,500 and $7,500 and $5,000 annual retainer fee, respectively. Director fees are paid in cash but a director may elect to defer receipt of fees into a non-qualified “Rabbi Trust” wherein the funds are used to purchase Company common shares on the open market. Because these shares are held in a “Rabbi Trust, “shares under this plan are not included in the director’s shares beneficially owned as disclosed on page 6. As of December 31, 2020, the Rabbi trust held 938,591 shares in trust for the Company’s directors. On April 28, 2020, each non-employee director received 2,156 shares of Company common shares under the 2015 Restricted Stock Plan approved by shareholders on April 28, 2015. The closing Company stock price on issuance date was $27.83 and vests from issuance date to the 2021 shareholder meeting on April 27, 2021. Non-employee directors do not participate in the Company’s profit sharing or defined benefit pension plan. Directors are reimbursed for actual travel costs to attend the respective meetings. In addition, a director serving on the board of our subsidiary or a regional advisory board receives director and committee fees per meeting which are included in the table below. Director compensation for the year ended December 31, 2020 was as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
April Anthony	69,875	60,000	-	-	-	-	129,875
Vianei Braun	62,004	74,995	-	-	-	-	136,999
Tucker S. Bridwell	88,375	60,000	-	-	-	-	148,375
David Copeland	99,375	60,000	-	-	-	-	159,375
Mike Denny	86,625	60,000	-	-	-	-	146,625
Murray Edwards	117,975	60,000	-	-	-	-	177,975
Tim Lancaster	110,375	60,000	-	-	-	-	170,375
Kade L. Matthews	69,875	60,000	-	-	-	-	129,875
Robert Nickles	72,575	60,000	-	-	-	-	132,575
Johnny E. Trotter	78,625	60,000	-	-	-	-	138,625

CORPORATE GOVERNANCE

Overview

We have long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our shareholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We also monitor new and proposed rules of the Securities and Exchange Commission, the Nasdaq Global Market and the bank regulatory authorities. We may amend our governance policies and procedures when required by law, Nasdaq rules or when we otherwise deem it prudent to do so. Each of our Audit, Compensation and Nominating/Corporate Governance Committees has adopted a charter. Our corporate governance policies, including our code of conduct applicable to all our employees, officers and directors, as well as the charters of our Audit, Compensation and Nominating/Corporate Governance Committees, are available at www.ffin.com under the “investor relations/corporate governance” caption. Copies of these documents are also available in print to any shareholder who requests them in writing.

Board Leadership Structure and Role in Risk Oversight

We are committed to a strong, independent Board of Directors and believe that objective oversight of the performance of our management is a critical aspect of effective corporate governance. As described under “Director Independence” below, we believe that all our directors are independent apart from Mr. Dueser given his position as Chairman, President and Chief Executive Officer. Apart from our Executive Committee, which Mr. Dueser chairs, all our committees are comprised solely of and chaired by independent directors. In addition, at each regularly scheduled Board meeting, the non-management directors meet in executive session without management directors.

We do not have an independent Chairman of the Board; however, Mr. Bridwell serves as our independent lead director. Mr. Dueser serves as our Chairman of the Board of Directors. Although the Board of Directors has considered appointing an independent Chairman of the Board, the Board of Directors concluded that Mr. Dueser’s leadership has served the Company and its shareholders well, as he is intimately familiar with all aspects of the Company’s operations and provides the Board of Directors with effective oversight of management.

The Board of Directors, together with the Audit, Executive, Nominating/Corporate Governance and Compensation Committees of the board, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. These committees report regularly to the entire Board of Directors on risk-related matters and provide the Board of Directors with integrated insight about our management of strategic, credit, interest rate, financial reporting, technology (including cybersecurity), liquidity, compliance, operational and reputational risks. In addition, our subsidiary bank has its own board of directors (which are the same members of the Company) and audit, compensation, directors’ loan and asset liability management committees, which provide risk management. The management and board of directors of our subsidiary bank also provide reports to our management and Board of Directors regarding risk management.

In addition, the consolidation of the management of our securities portfolio, loan review, internal audit, compliance, technology and asset liability/liquidity management at the holding company level provides additional risk oversight which further mitigates overall risk to the Company. While we have not developed an enterprise-wide risk statement, the Board of Directors believes that sound credit underwriting to manage credit risk and a conservative investment portfolio to manage liquidity and interest rate risk contribute to an effective oversight of the Company’s risk. Furthermore, as a financial holding company responsible for safeguarding sensitive information, our Board of Directors believes a robust cybersecurity strategy is vital to effective cyber risk management. Accordingly, our Board is actively engaged in the oversight of the Company’s cyber risk profile and key cyber initiatives.

At meetings of the Board of Directors and its committees, directors receive regular updates from management regarding risk management. The Chief Administrative Officer, Chief Lending Officer, Chief Credit Officer, Chief Risk Officer, Chief Information Officer, Chief Financial Officer and Chief Executive Officer of the Trust Company, who are responsible for instituting risk management practices that are consistent with our overall business strategy and risk tolerance, report directly to Mr. Dueser, our Chief Executive Officer, and lead management’s risk discussions at Board and committee meetings. Outside of formal meetings, the Board of Directors, its committees and individual Board members have regular access to senior executives, including the Chief Administrative Officer, Chief Credit Officer, Chief Risk Officer, Chief Information Officer and Chief Financial Officer.

Minimum Share Holdings

In October 2018, the Compensation Committee established minimum common share holdings for its non-employee directors. Directors are required to own shares of Company common share having a value equal to five times the annual cash retainer fee. The stock ownership level must be achieved within the later to occur of (a) October 23, 2023 (i.e., the fifth anniversary of the date of adoption of these guidelines), or (b) five years after first election as a director. Directors are expected to accumulate the required number of shares ratably over the applicable five-year period. Once achieved, ownership of the guideline amount should be maintained if the person is a director of the Company.

Failure to maintain the minimum requirements of the guidelines may result in a Director receiving future payments of director fees in the form of equity until he or she has satisfied the guidelines. The Board of Directors may also bar the director from selling Company shares until the guidelines have been achieved. At December 31, 2020, each non-employee director, except Ms. Braun, met the minimum shares holdings including applicable phase-in periods. Ms. Braun joined the Board of Directors in January 2020 and has not yet reached this minimum stock holdings but expects to comply over five years in accordance with these guidelines.

The complete “Stock Ownership Guidelines” can be found at www.ffin.com in the “investor relations/shareholder information/governance documents” section.

Hedging and Pledging Policies

The provision of our insider trading policy applicable to our directors, executive officers and certain other designated employees prohibits such person from trading in puts, calls or other derivative securities or engaging in short sales with respect to our securities. Our insider trading policy also prohibits such persons from holding our securities in a margin account; however, in some circumstances, such persons may be permitted to pledge our securities as collateral so long as such securities are not held in a margin account.

Independent Lead Director

Mr. Bridwell serves as our independent lead director. The Board of Directors recognizes that the Company and its shareholders are well served under corporate governance best practices through the designation and empowerment of an independent lead director for several reasons, the foremost being that Mr. Dueser, our Chairman of the Board, is a non-independent director.

The independent lead director’s duties include:

●	chairing meetings of executive sessions of our Board of Directors, as well as other meetings involving non-management and independent directors;

●	presiding at meetings of the Board of Directors in the absence or at the request of the Chairman of the Board of Directors;

●	acting as a liaison between the independent directors and the Chairman of the Board of Directors;

●	approving meeting agendas;

●	ensuring that appropriate information is sent to the Board of Directors;

●	providing an important communication link between the other independent directors and our shareholders; and

●	calling additional meetings of the independent directors as appropriate.

As independent lead director, Mr. Bridwell communicates regularly with our Chief Executive Officer on a variety of issues including business strategy and succession planning. The Board of Directors considers periodically its structure and the role and responsibilities of the independent lead director to reflect its commitment to corporate governance best practices.

Communications with Your Board of Directors

Shareholders may call or write to the Board of Directors at the address and phone number listed on the first page of this proxy statement. Letters addressed to individual board members and clearly marked as shareholder communications will be forwarded by the corporate secretary unopened to the individual addressee. Any letters addressed to the Board of Directors and clearly marked as shareholder communications will be forwarded by the corporate secretary unopened to the Chairman of the Board.

Director Independence

In accordance with Nasdaq rules, our Board of Directors affirmatively determines the independence of each director and each nominee for election as director. The Board of Directors makes its determination based on the elements of independence set forth in the Nasdaq listing standards. We have not adopted any supplemental independence criteria.

Based on these standards, the Board of Directors has determined that each of the following non-employee directors is independent:

April Anthony	Murray Edwards
Vianei Lopez Braun	Tim Lancaster
Tucker S. Bridwell	Kade L. Matthews
David Copeland	Robert C. Nickles
Mike Denny	Johnny E. Trotter

All members of the Audit, Compensation and Nominating/Corporate Governance Committees are independent under the applicable Nasdaq listing standards. Given his position as President and Chief Executive Officer, Mr. Dueser is not considered an independent director.

Meetings of the Board of Directors

The Board of Directors of the Company has four regularly scheduled meetings each year. In 2020, each of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which such director served.

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of shareholders, we encourage directors to attend and historically substantially all directors have done so. All directors attended the 2020 annual meeting of shareholders, which was held as a virtual shareholders meeting.

Committees of the Board of Directors

The Board of Directors has four committees. The functions and current members of each committee are as follows:

Executive Committee. The Executive Committee acts for the Board of Directors between board meetings, except to the extent limited by our bylaws or Texas law. The current members are Messrs. Bridwell, Copeland, Dueser, Edwards, Lancaster and Trotter. Mr. Dueser is the chair of the committee. The Executive Committee met four times during 2020 and once in January 2021.

Nominating/Corporate Governance Committee. Among other things, the Nominating/Corporate Governance Committee recommends director candidates to the Board of Directors. The Nominating/Corporate Governance Committee members are Messrs. Bridwell, Copeland, Edwards, Lancaster and Trotter. Mr. Bridwell is the chair of the committee. The committee met twice in 2020 and met once in January 2021.

Historically, our goal has been to assemble a Board of Directors that brings diverse perspectives and skills derived from exemplary business and professional experience and diversity of backgrounds and viewpoints. Such qualifications provide sound and prudent guidance with respect to our operations and interests. Generally, the committee identifies candidates through the personal, business and organizational contacts of the directors and management, as well as our regional advisory board members. For a description of the process of identifying and evaluating potential directors, please refer to the section of this proxy statement entitled “Identifying and Evaluating Nominees for Director” on page 4.

Under our amended and restated bylaws, an individual may not stand for election or reelection as a director upon attaining age 72 years of age, unless he owns at least 1% of the outstanding shares of our common shares and is less than 75 years of age. Otherwise, there are no stated minimum criteria for director nominees.

We expect that the Nominating/Corporate Governance Committee will recommend nominees in the future by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service will be considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the Nominating/Corporate Governance Committee of the Board of Directors decides not to re-nominate a member for re-election, we anticipate that the Nominating/Corporate Governance Committee will identify the desired skills and experience and diversity of a new nominee in light of the criteria above and begin a search for appropriately qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third-party search firm, if determined by the Nominating/Corporate Governance Committee.

The Nominating/Corporate Governance Committee will consider qualified director candidates recommended by shareholders. For the 2021 Annual Shareholders Meeting, any shareholder wishing to propose a nominee should submit a recommendation in writing to the Nominating/Corporate Governance Committee of First Financial Bankshares, Inc. at 400 Pine Street, Suite 300, Abilene, Texas 79601 at least 120 days and not more than 150 days in advance of the anniversary of the 2020 annual meeting (or as otherwise set forth in our amended and restated bylaws), including the nominee’s resume, qualifications and other relevant biographical information and providing confirmation of (1) the name and address of the shareholder giving notice, and any (x) person controlling, directly or indirectly, or acting in concert with, the shareholder, (y) any beneficial owner of the shares of the Company owned of record or beneficially by the shareholder and (z) any person controlling, controlled by or under common control with the shareholder (a “Shareholder Associated Person”), (2) for the shareholder and any Shareholder Associated Person, the number of common shares of the Company that are owned beneficially and of record and any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests with respect to our securities, (3) the nominee’s consent to serve as a director and acknowledgement that the nominee will comply with our amended and restated bylaws, code of business conduct and ethics, corporate governance handbook and any other applicable rules, regulations, policies or standards of conduct applicable to the Board of Directors and its members, (4) a description of all relationships, arrangements or understandings between the shareholder and any Shareholder Associated Person, on the one hand, and the nominee, the nominee’s affiliates or associates or others acting in concert with the nominee, on the other hand, (5) a description of the nominee’s background and experience and the reasons why the nominee meets the standards for director nominees set forth in our corporate governance practices, (6) a completed independence questionnaire regarding the nominee, which may be obtained from the Secretary of the Company, (7) a written representation from the nominee that they do not have, nor will they have, any undisclosed voting commitments or other arrangements with respect to their actions as a director and (8) any other information regarding the nominee or shareholder that would be required to be included in a proxy statement relating to the election of directors. Qualified candidates recommended by our shareholders will be evaluated on the same basis as candidates recommended by our officers, directors and other sources.

The Company is committed to promoting diversity and inclusiveness in identifying candidates for Board service and in the overall makeup of the Board and is committed to including in each candidate search qualified individuals who reflect diverse skills, professional disciplines and backgrounds, including race, gender and ethnic diversity.

Audit Committee. Among other things, the Audit Committee reviews the scope and results of the annual audit by our independent auditors and receives and reviews internal and external audit reports. The committee also monitors the qualifications, independence and performance of our independent auditor and internal auditors. Its members include Ms. Anthony and Messrs. Copeland, Edwards, Giddiens and Lancaster. Mr. Copeland is the chairman of the committee. The Audit Committee met five times in 2020, and once in January 2021 and once in February 2021. The Board of Directors has determined that it believes all Audit Committee members are financially literate under the current listing standards of Nasdaq. The Board of Directors also believes Mr. Copeland and Ms. Anthony qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee. The members of the Compensation Committee include Ms. Braun and Messrs. Lancaster, Smith, Matthews and Trotter. Mr. Lancaster is the chairman of the committee. All committee members are deemed to be independent. In determining the independence of the members, the Board of Directors has used independence requirements specified by Nasdaq Rule 5605(d)(2)(A) and has applied this definition consistently to all committee members. The committee meets as needed during the year but generally meets four to five times per year. The Compensation Committee met five times during 2020, twice in January 2021 and once in February 2021. The Compensation Committee charter can be found on our website at www.ffin.com in the “investor relations/corporate governance” section.

The Compensation Committee is responsible for making recommendations to the Board of Directors concerning compensation matters for the Company’s executive officers and directors. Executives of the Company are integral in the compensation process for the Company; however, the committee determines all elements of pay for the Chief Executive Officer. With the assistance of the Chief Financial Officer and the human resources department, the Chief Executive Officer makes recommendations for all Company executives, including the named executive officers, to the committee for their review and approval. For the named executive officers, the committee develops compensation recommendations to the full Board of Directors for approval.

The Compensation Committee also oversees the administration of employee benefits and benefit plans for the Company and its subsidiaries including our profit sharing, pension and flexible spending plans as well as our 2012 Incentive Stock Option Plan for key employees. The committee delegates day-to-day administration of the clerical elements of these programs to the human resources department, trust company as trustee of the pension and profit sharing plans and an executive officer overseeing the 2012 Incentive Stock Option Plan.

The agenda for meetings of the Compensation Committee is set by its chairman, acting with the assistance of the Company’s Chief Executive Officer and Chief Financial Officer. At each meeting, the committee meets in executive session without management or any non-independent directors. In making compensation decisions, the Compensation Committee obtains information from a variety of public sources and considers the recommendations of the Company’s management, human resources department and trust company. The committee makes periodic reports to the full Board of Directors.

The Compensation Committee has from time to time engaged compensation consultants from outside the Company, and the committee has the right under its charter to engage compensation consultants or other outside advisors, including legal counsel, if it so chooses, subject to ratification by the Board of Directors, and only after consideration of the factors listed in Nasdaq Rule 5605(d)(3)(D). The committee may retain, terminate and approve professional fees (subject to ratification by the Board of Directors) related to compensation consultants or other advisors as appropriate. In 2020, the Compensation Committee retained Pearl Meyer to assist the Company in addressing compensation and benefits to executive officers and outside directors of the Company. Prior to their engagement the Compensation Committee confirmed that Pearl Meyer did not have any known potential or actual conflicts of interest with the Board of Directors or the Company.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the Compensation Committee was, during 2020, an officer or employee of us or any of our subsidiaries, or had any relationship requiring disclosure in this proxy statement. However, certain of the Compensation Committee members (or related entities) maintained loans from subsidiaries during 2020. The loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions on an arms-length basis and did not involve more than the normal risk of collectability or present other unfavorable features to the subsidiary bank. None of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) or director of another entity, one of whose executive officers served as a member of our Board of Directors.

Management Succession Planning

Management succession planning is a priority of the Company as it allows the Company to provide continuity in leadership. The Company’s succession plan is designed to identify and prepare a diversified group of candidates for high-level management positions that become vacant as a result of retirement, resignation, death, disability or the pursuit of new business opportunities. On at least an annual basis, management assesses (and reports to the Board of Directors) the leadership needs of the Company to ensure the selection of qualified leaders who are diverse and possess the necessary skills to serve as a member of the Company’s senior staff. Management is responsible for the Company’s succession planning for each member of senior staff, regulatory required position, and other critical roles, identifying potential candidates to fill future vacancies in those positions. When making succession plans, and in order to create a diverse pool of applicants, the Company will strive to promote a diverse pool of candidates for employment, including women and minorities.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the committee, which is composed of independent directors in compliance with Rule 5605 of the Nasdaq listing standards, reviewed and discussed the audited financial statements in the Annual Report included with this proxy statement with management. The committee also discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Ernst & Young LLP, our independent registered public accounting firm for 2020, who was responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and, as applicable, the standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee also discussed with the independent registered public accounting firm their audit of the Company’s effectiveness of internal control over financial reporting as of December 31, 2020, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework). In addition, the committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters required by the Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees”, and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee has received the written disclosures from our independent registered public accounting firm regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.”

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held five meetings during the year that ended December 31, 2020 and met once in January 2021 and once in February 2021.

The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has in fact maintained appropriate accounting and financial reporting principles or policies. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not ensure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our company’s financial statements has been carried out in accordance with generally accepted auditing standards or the standards of the PCAOB or that our independent accountants are in fact independent.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission. The Board of Directors approved the Audit Committee’s recommendation. The members of the committee are considered independent because we believe they satisfy the independence requirements for audit committee members prescribed by Nasdaq and the Securities and Exchange Commission.

AUDIT COMMITTEE David Copeland, Chairman April Anthony Mike Denny Murray Edwards Tim Lancaster

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of our common shares as of December 31, 2020 by each entity or person who is known to beneficially own 5% or more of our common shares:

	Common Shares Owned (1) as of December 31, 2020
Name and Address of Beneficial Owner	No. of Shares	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	15,552,657(2)	11.01%
The Vanguard Group -23-1945930 100 Vanguard Blvd. Malvern, Pennsylvania 19355	12,645,334(3)	8.95%

(1) The information contained in this table is based on reports of Schedule 13G filed with the Securities and Exchange Commission on or prior to February 16, 2021. The nature of beneficial ownership of the holdings shown in this table is set forth in notes 2 - 3 below.

(2) This information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2021 by BlackRock, Inc.
(3) This information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2021 by The Vanguard Group -23-1945930.

In addition, as of February 1, 2021, First Financial Trust & Asset Management Company, National Association (the “Trust Company”), a wholly-owned subsidiary of the Company, acted as sole or co-fiduciary with respect to trusts and other accounts which owned, held or controlled in the aggregate 7,595,625 shares, or 5.34% of the outstanding common shares, of the Company over which the Trust Company had, indirectly, sole, shared or contingent authority to vote such shares. No single trust or other account held or controlled a beneficial ownership interest of 5% or more. Of these shares, the Trust Company had sole voting power with respect to 5,201,451 shares, or 3.66%, of the outstanding common shares of the Company, the Trust Company shared voting authority with respect to 144,464 shares, or 0.10%, of the outstanding common shares of the Company and the Trust Company has contingent right to vote under the Company’s Employee Stock Ownership Plan up to 2,249,710 shares, or 1.58%, of the outstanding common shares of the Company. The shares held by the Trust Company which are registered in its name or in the name of its nominee, are associated with many different accounts, each of which is governed by a separate instrument or instructions that sets forth the powers of the Trust Company with regard to the shares held in such accounts. The Board of Directors historically has not attempted, and does not intend to attempt in the future, to exercise any power to vote such shares except as prescribed under the Company’s Employee Stock Ownership Plan for those shares allocated to the stock account of an Employee Participant under such Plan for which no voting instructions have been timely received.

See “Proposal 1—Election of Directors—Nominees” and “—Executive Officers” for information with respect to the beneficial ownership of our common shares by each director nominee and named executive officers as of March 2, 2021. In the aggregate, all director nominees and executive officers as a group (18 individuals) beneficially owned 5,982,021 shares of our common stock, or 4.20% of our total outstanding shares, as of March 1, 2021.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and officers, and persons who own more than 10% of our common shares, to file with the Securities and Exchange Commission initial reports of our common share ownership and reports of changes in such ownership. A reporting person must file a Form 3, Initial Statement of Beneficial Ownership of Securities, within 10 days after such person becomes a reporting person. A reporting person must file a Form 4, Statement of Changes of Beneficial Ownership of Securities, within two business days after such person’s beneficial ownership of securities changes, except for certain changes exempt from the reporting requirements of Form 4. A reporting person must file a Form 5, Annual Statement of Beneficial Ownership of Securities, within 45 days after the end of the issuer’s fiscal year to report any changes in ownership during such year not reported on a Form 4, including changes exempt from the reporting requirements of Form 4.

The Securities and Exchange Commission’s rules require our reporting persons to furnish us with copies of all Section 16(a) reports that they file. Based solely on a review of the reports furnished to the Company, the Company believes that during the year ended December 31, 2020, the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We retained Ernst & Young LLP to serve as our independent registered public accounting firm for 2020. Representatives of Ernst & Young LLP will attend the annual meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate answer questions.

The aggregate fees billed for each of the last two fiscal years for professional services rendered by Ernst & Young LLP, the principal auditors who performed the audit of our annual financial statements, review of the quarterly financial statements and audit of internal controls, follows:

	Year ended December 31,
	2020	2019
Audit Fees	$922,181	$843,250
Audit Related Fees	None	None
Tax Fees	None	None
All Other Fees	None	None

Our Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Except as permitted under Rule 2-01 of Securities and Exchange Commission Regulation S-X, unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to its Chairman the authority to approve permitted services provided that the Chairman reports such decisions to the committee at its next scheduled meeting.

INTEREST IN CERTAIN TRANSACTIONS

As has been true in the past, some of our officers and directors, members of their families, and other businesses with which they are affiliated, are or have been customers of one or more of our subsidiaries. As customers, they have entered into transactions in the ordinary course of business with such subsidiaries, including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions on an arms-length basis. Such borrowings did not involve more than a normal risk of collectability or present any other unfavorable features to the subsidiary bank. None of the transactions involving our subsidiaries and our officers and directors, or other businesses with which they may be affiliated, has been classified or disclosed as nonaccrual, past due, restructured or potential problems.

The authority of our subsidiary bank to extend credit to our directors, executive officers and principal shareholders, including their immediate family members and corporations and other entities that they control, is subject to substantial restrictions and requirements under Section 22(g) and 22(h) of the Federal Reserve Act and Regulation O promulgated thereunder, as well as the Sarbanes-Oxley Act of 2002. These statutes and regulations impose specific limits on the amount of loans our subsidiary banks may make to directors and other insiders, and specified approval procedures must be followed in making loans that exceed certain amounts. In addition, all loans our subsidiary bank makes to directors and other insiders must satisfy the following requirements:

●

the loans must be made on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable transactions with persons not affiliated with us or the subsidiary bank;

●

the subsidiary bank must follow credit underwriting procedures at least as stringent as those applicable to comparable transactions with persons who are not affiliated with us or the subsidiary bank; and

●	the loans must not involve a greater than normal risk of repayment or other unfavorable features.

Furthermore, our subsidiary bank must periodically report all loans made to directors and other insiders to the bank regulators, and these loans are closely scrutinized by the bank regulators for compliance with Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O. We have developed written procedures for compliance with these rules. Under the provisions of its charter, the Audit Committee of our Board of Directors is charged with reviewing all other transactions between related parties and us.

INCORPORATION BY REFERENCE

With respect to any future filings with the Securities and Exchange Commission into which this proxy statement is incorporated by reference, the material under the headings “Report of the Compensation Committee” and “Report of the Audit Committee” shall not be incorporated into such future filings.

FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this proxy statement, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project,” and similar expressions, as they relate to us or our management, identify forward-looking statements. These forward-looking statements are based on information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to those listed in Item 1A – “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and the following:

●	general economic conditions, including our local, state and national real estate markets and employment trends;

●	effect of the coronavirus (“COVID”) on our Company, the communities where we have our branches, the state of Texas and the United States, related to the economy and overall financial stability;

●	government and regulatory responses to the COVID pandemic;

●	effect of severe weather conditions, including hurricanes, tornadoes, flooding and droughts;

●	volatility and disruption in national and international financial and commodity markets;

●

government intervention in the U. S. financial system including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including the Coronavirus Aid, Relief, and Economic Security Act (the “Cares Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, (the “Dodd-Frank Act”), the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau (“CFPB”), the capital ratios of Basel III as adopted by the federal banking authorities and the Tax Cuts and Jobs Act;

●	political and racial instability;

●	the ability of the Federal government to address the national economy;

●	changes in our competitive environment from other financial institutions and financial service providers;

●	the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

●

the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

●	the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply;

●	changes in the demand for loans, including loans originated for sale in the secondary market;

●	fluctuations in the value of collateral securing our loan portfolio and in the level of the allowance for credit losses;

●	the accuracy of our estimates of future credit losses;

●	the accuracy of our estimates and assumptions regarding the performance of our securities portfolio;

●	soundness of other financial institutions with which we have transactions;

●	inflation, interest rate, market and monetary fluctuations;

●	changes in consumer spending, borrowing and savings habits;

●	changes in commodity prices (e.g., oil and gas, cattle, and wind energy);

●	our ability to attract deposits and increase market share;

●	changes in our liquidity position;

●	changes in the reliability of our vendors, internal control system or information systems;

●	cyber attacks on our technology information systems, including fraud from our customers and external third-party vendors;

●	our ability to attract and retain qualified employees;

●	acquisitions and integration of acquired businesses;

●	the possible impairment of goodwill and other intangibles associated with our acquisitions;

●	consequences of continued bank mergers and acquisitions in our market area, resulting in fewer but much larger and stronger competitors;

●	expansion of operations, including branch openings, new product offerings and expansion into new markets;

●	changes in our compensation and benefit plans;

●	acts of God or of war or terrorism;

●	potential risk of environmental liability associated with lending activities; and

●	our success at managing the risk involved in the foregoing items.

Such forward-looking statements reflect the current views of our management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise (except as required by law).

SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

A shareholder proposal for business to be brought before the 2022 annual meeting of shareholders will be acted upon only in the following circumstances:

●

if the proposal is to be included in next year’s proxy statement, pursuant to Rule 14a-8 under the Exchange Act, the proposal (meeting all the requirements set forth in the Securities and Exchange Commission’s rules and regulations) is received by our corporate secretary at our principal executive office located at 400 Pine Street, Abilene, Texas 79601 no later than November 12, 2021; or

●

if the proposal relates to the nomination of a person to serve as a director, pursuant to our amended and restated bylaws, a written proposal (meeting all other requirements set forth in our amended and restated bylaws) must be received by our corporate secretary not less than 120 calendar days and not more than 150 calendar days prior to the anniversary of the 2021 annual meeting (unless the date of the 2022 annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date then to be timely such notice must be received by our corporate secretary no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the 7th calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Company or the day on which public announcement is first made of the date of the annual meeting); or

●

if the proposal concerns matters other than nominations of directors, pursuant to our amended and restated bylaws, a written proposal (meeting all other requirements set forth in our amended and restated bylaws) must be received by our corporate secretary not less 90 calendar days and not more than 120 calendar days prior to the anniversary of the 2021 annual meeting (unless the date of the 2022 annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date then to be timely such notice must be received by our corporate secretary no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the 7th calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Company or the day on which public announcement is first made of the date of the annual

APPENDIX A

FIRST FINANCIAL BANKSHARES, INC.

2021 OMNIBUS STOCK AND INCENTIVE PLAN

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

FIRST FINANCIAL BANKSHARES, INC.

2021 OMNIBUS STOCK AND INCENTIVE PLAN

Section 1. Purpose of the Plan

The purpose of the First Financial Bankshares, Inc. 2021 Omnibus Stock and Incentive Plan (the “Plan”) is to advance the interests of First Financial Bankshares, Inc. and increase shareholder value by providing additional incentives to attract, retain and motivate those qualified and competent Employees, Directors, and Consultants whose contributions are essential to the growth and success of the Company’s business, and to attract and retain competent and dedicated persons whose efforts will contribute to and promote the long-term growth and profitability of the Company.

Section 2. Definitions

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1	“Administrator” means the Board or, if and to the extent applicable, the Committee, that will be administering the Plan in accordance with Section 12 of the Plan.

2.2

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act. The Administrator shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

2.3

“Award” means an Option, an award of Restricted Stock, a Stock Appreciation Right, an award of Performance Shares, an award of Performance Stock Units, an award of Restricted Stock Units, a Performance-Based Award, a Non-Employee Director Retainer Fee Award, or any other right or benefit, including any other Award under Section 9, granted to a Participant pursuant to the Plan.

2.4	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.

2.5	“Board” means the Board of Directors of the Company.

2.6

“Change of Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following after the Effective Date: (i) any Person becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the Company’s then outstanding securities; (ii) in any two-year period, individuals who were members of the Board at the beginning of such period plus each new director whose election or nomination for election was approved by at least two-thirds of the directors in office immediately prior to such election or nomination, cease for any reason to constitute at least a majority of the Board; (iii) there is consummated a merger or consolidation of the Company or a Subsidiary with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company and such plan of complete liquidation of the Company is consummated or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 50% of the combined voting power of the voting securities of which is owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing definition, “Change of Control” for purposes of this Plan shall exclude the acquisition of securities of the Company by the Company, any of its wholly owned Subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company or a Subsidiary. Notwithstanding the foregoing, for purposes of any Award that provides for a deferral of compensation subject to Section 409A, to the extent the effect of a Change of Control on such an Award would subject a Participant to additional taxes under Section 409A, a Change of Control for purposes of such Award will mean a Change of Control that is also a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” within the meaning of the regulations promulgated under Section 409A.

2.7	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.8	“Committee” means the Compensation Committee of the Board.

2.9	“Common Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for the Common Stock pursuant to Section 11.

2.10	“Company” means First Financial Bankshares, Inc., a Texas corporation, and, where appropriate, each of its Affiliates and successors.

2.11

“Consultant” means any consultant or adviser if: (a) the consultant or advisor renders bona fide services to the Company or any Subsidiary or Affiliate; (b) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or advisor is a natural person.

2.12	“Director” means a member of the Board.

2.13

“Dividend Equivalent” means a right granted to a Participant related to the Award of Restricted Stock, Restricted Stock Units, Performance Shares and/or Performance Stock Units which is a right to accrue the equivalent value of dividends paid on the Shares prior to vesting of the Award (or prior to payment of an Award that is subject to deferred settlement). Such Dividend Equivalents shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Administrator, provided, however, that in no event shall Dividend Equivalents be paid on any Award that is not vested or that does not become vested in accordance with its terms.

2.14	“Effective Date” means the date of the Company’s 2021 annual meeting, provided the Plan is approved by the Company’s stockholders at such meeting.

2.15	“Eligible Individual” means any person who is an Employee, a Consultant or a Director, as determined by the Administrator.

2.16

“Employee” means a full time or part time employee of the Company or any Subsidiary or Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or Subsidiary or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or Subsidiary or Affiliate as (a) independent contractors or (b) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee in the case of (i) any vacation or sick time or otherwise approved paid time off in accordance with the Company or Subsidiary or Affiliate’s policy or (ii) transfers between locations of the Company or between the Company, a Subsidiary and/or Affiliate. Neither services as a Director nor payment of a director’s fee by the Company or a Subsidiary or Affiliate shall be sufficient to constitute “employment” by the Company or any Subsidiary or Affiliate.

2.17	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.18

“Fair Market Value” means, as of any given date, (a) if Shares are traded on any established stock exchange, the closing price of a Share as quoted on the principal exchange on which the Shares are listed, as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) in the absence of an established market for the Shares of the type described in (a) or (b) of this Section 2.18, the fair market value established by the Administrator acting in good faith to be reasonable and in compliance with Section 409A to the extent necessary to exempt an Award from or comply with Section 409A.

Notwithstanding the foregoing, for income tax reporting purposes under U.S. federal, state, local or non-US law and for such other purposes as the Administrator deems appropriate, including, without limitation, where Fair Market Value is used in reference to exercise, vesting, settlement or payout of an Award, the Fair Market Value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.19	“Full Value Award” means an Award of Restricted Stock, Restricted Stock Units, Performance Stock Units or Performance Shares.

2.20	“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.21	“Non-Employee Director” means a Director of the Company who is not an Employee.

2.22	“Non-Employee Director Retainer Fee Award” means an Award granted to a Non-Employee Director pursuant to Section 8.

2.23	“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.24

“Option” means a right granted to a Participant pursuant to Section 5 to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.25	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

2.26	“Participant” means any Eligible Individual who, as a Director, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.27	“Performance-Based Award” means a right granted to a Participant under the Plan to receive, earn or vest in an Award based upon Performance Criteria specified by the Administrator.

2.28	“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.

2.29	“Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria.

2.30

“Performance Period” means one or more periods of time which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.31	“Performance Share” means a right granted to a Participant pursuant to Section 9.1 hereof, to receive Shares, the payment of which is contingent upon achieving certain Performance Goals.

2.32

“Performance Stock Unit” means a right granted to a Participant pursuant to Section 9.2 hereof, to receive Shares (or value of Shares in cash), the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Administrator.

2.33	“Plan” means this 2021 Omnibus Stock and Incentive Plan, as it may be amended from time to time.

2.34	“Restricted Stock” means Shares awarded to a Participant pursuant to Section 6 that are subject to certain restrictions as set forth in the Award Agreement.

2.35	“Restricted Stock Unit” means an Award granted pursuant to Section 9.3 hereof and shall be evidenced by a bookkeeping entry representing the equivalent of one Share.

2.36

“Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time, or any state law equivalent.

2.37	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.38	“Share” means a share of Common Stock.

2.39

“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the grant price of the SAR, as set forth in the applicable Award Agreement.

2.40	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

Section 3. Shares Subject to the Plan

3.1

Number of Shares. Subject to Section 11, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be 2,500,000. All Shares reserved for issuance under the Plan may be (but are not required to be) issued or transferred pursuant to Incentive Stock Options. Following the Effective Date, no additional awards will be granted under any of the prior plans.

3.2

Share Reserve Counting. Shares subject to Awards granted under the Plan shall be counted against the maximum limit set forth in Section 3.1 as one (1) Share for every one (1) Share subject to the granted Award.

3.3

Shares Reissuable Under Plan. If an Award expires or becomes unexercisable without having been exercised in full or is forfeited, the Shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares subject to Options or Stock Appreciation Rights that are withheld by the Company and used to pay the exercise price of such an Award or to satisfy withholding obligations related to such an Award will not become available for future grant or sale under the Plan. Further, Shares used to satisfy the tax withholding obligations related to Full Value Awards, Options, or Stock Appreciation Rights will be deemed to have been issued and cease to be available under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 11 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1 of the Plan, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3.3 of the Plan.

3.4

Shares Not Counted Against Share Pool Reserve. To the extent permitted by applicable law and/or any applicable stock exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate (“Substitute Awards”) shall not be counted against Shares available for grant pursuant to this Plan. Additionally, to the extent permitted by applicable law and/or any applicable stock exchange rule in the event that a company acquired by the Company or any company with which the Company or any Subsidiary or Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as appropriately adjusted to reflect the transaction) may be used for grants of Awards under the Plan and shall not reduce the Shares available for issuance under the Plan, and Shares subject to such Awards (which, for the avoidance of doubt, exclude Substitute Awards) may again become available for Awards under the Plan as provided under Section 3.3 above; provided, that, Awards using such available shares (or any Shares that again become available for issuance under the Plan under Section 3.3 above): (i) shall not be granted after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination; (ii) shall be made only to individuals who were not Employees, Directors or Consultants of the Company or any of its Subsidiaries or Affiliates prior to such acquisition or combination; and (iii) shall otherwise be granted in compliance with applicable stock exchange listing standards. In addition, the payment of Dividend Equivalents in cash pursuant to any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.

3.5	Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.

3.6

Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Common Stock and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted under the Plan to an individual as compensation for services as a Non-Employee Director, together with cash compensation paid to the Non-Employee Director in the form Board and committee retainer, meeting or similar fees, during any calendar year shall not exceed $500,000.

Section 4. Eligibility, Participation, Dividends

4.1

Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan. An Eligible Individual who is subject to taxation in the U.S. and who is a service provider to an Affiliate may be granted Options or SARs under this Plan only if, with respect to the Affiliate, the Company qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the Treasury Regulations promulgated under Section 409A (or any successor provision).

4.2

Participation. Subject to the provisions of the Plan, the Administrator may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan and the grant of an Award to an Eligible Individual shall not imply any entitlement to receive future Awards.

4.3

Dividends and Dividend Equivalents. The Administrator may provide that any Award (other than Options and Stock Appreciation Rights) that relates to shares of Common Stock shall earn dividends or dividend equivalents; provided, that, notwithstanding anything in the Plan to the contrary, the Administrator may not provide for the current payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to an outstanding Award (or portion thereof) that has not vested. For any such Award, the Administrator may provide only for the accrual of dividends or dividend equivalents that will not be payable to the Participant unless and until, and only to the extent that, the Award vests. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.

Section 5. Stock Options

5.1	General. The Administrator is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)

Exercise Price. The exercise price per Share subject to an Option shall be determined by the Administrator and set forth in the Award Agreement; provided, that, subject to Section 5.2(c) hereof, the per Share exercise price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(b)

Time and Conditions of Exercise. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)

Payment. The Administrator shall determine the methods by which the exercise price of an Option may be paid, potentially including the following methods: (i) cash or check, (ii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender of attestation equal to the aggregate exercise price of the Shares as to which the Award shall be exercised, (iii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (iv) other property acceptable to the Administrator (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), (v) by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate fair market value that does not exceed the aggregate exercise price (plus withholding taxes, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable withholding taxes) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by Participant in cash or other form of payment approved by the Administrator, or (vi) any combination of the foregoing methods of payment. The Award Agreement will specify the methods of paying the exercise price available to Participants. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d)

Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Administrator.

5.2

Incentive Stock Options. Incentive Stock Options shall be granted only to Employees of the Company or any Subsidiary, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.

(a)

Expiration. Subject to Section 5.1(b) and Section 5.2(c) hereof, an Incentive Stock Option may not be exercised as an Incentive Stock Option to any extent by anyone after the first to occur of the following events:

(i)	Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii)	Three months after the Participant’s termination of employment as an Employee; and

(iii)

One year after the date of the Participant’s termination of employment or service on account of death, or Disability within the meaning of Section 22(e)(3) of the Code. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b)

Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c)

Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Shares of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d)

Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such Shares to the Participant.

(e)

Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant (or, in the event of a Participant’s incapacity, his or her personal representative).

(f)

Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

Section 6. Restricted Stock Awards

6.1

Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2

Purchase Price. At the time of the grant of an Award of Restricted Stock, the Administrator shall determine the price, if any, to be paid by the Participant for each Share subject to the Award of Restricted Stock. To the extent required by applicable law, the price to be paid by the Participant for each Share subject to the Award of Restricted Stock shall not be less than the par value of a Share (or such higher amount required by applicable law). The purchase price of Shares acquired pursuant to the Award of Restricted Stock shall be paid either: (i) in cash at the time of purchase; (ii) at the sole discretion of the Administrator, by services rendered or to be rendered to the Company or a Subsidiary or Affiliate; or (iii) in any other form of legal consideration that may be acceptable to the Administrator in its sole discretion and in compliance with applicable law.

6.3

Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter. Further, notwithstanding any provision herein to the contrary, no dividends will be paid on Restricted Stock that has not vested; however, the Administrator, in its discretion, may authorize the accrual of Dividend Equivalents on Restricted Stock.

6.4

Forfeiture. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Administrator may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.5

Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

Section 7. Stock Appreciation Rights

7.1	Grant of Stock Appreciation Rights.

(a)

A Stock Appreciation Right may be granted to any Eligible Individual selected by the Administrator. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement, provided that the term of any Stock Appreciation Right shall not exceed ten years.

(b)

A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Shares on the date the Stock Appreciation Right is exercised over (B) the grant price of the Stock Appreciation Right and (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Administrator may impose.

7.2

Grant Price. The grant price per Share subject to a Stock Appreciation Right shall be determined by the Administrator and set forth in the Award Agreement; provided that, the per Share grant price for any Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

7.3	Payment and Limitations on Exercise.

(a)

Subject to Section 7.3(b) hereof, payment of the amounts determined under Section 7.1(b) hereof shall be in cash, in Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.

(b)	To the extent any payment under Section 7.1(b) hereof is effected in Shares, it shall be made subject to satisfaction of all applicable provisions of Section 5 pertaining to Options.

Section 8. Non-Employee Director Retainer Fee Awards

8.1

General. The Company generally pays an annual retainer (paid quarterly) fee to Non-Employee Directors in cash. Each Non-Employee Director shall have the right to elect, at any time, subject to the Company’s general policies with respect to “blackout periods” and investment elections during such blackout periods, to receive payment of such fees in fully vested Shares, and shall have the right, at any time, to reverse such an election, by filing with the Administrator, or such person as the Administrator shall designate, a payment election on a form approved by the Administrator. Any election to receive a retainer fee in fully vested Shares, or any reversal of such an election, will become effective for the first retainer fee payment scheduled after the date the payment election is filed with the Company.

8.2

Election. If an election is made pursuant to this Section 8 then, after the election becomes effective, the Company shall pay any retainer fee amount due to the Non-Employee Director that is subject to the election in fully vested whole Shares, except that the value of any fractional share shall be paid in cash. The number of Shares to be issued to the Non-Employee Director shall be equal to a fraction, the numerator of which is the retainer fee amount to be paid to the Non-Employee Director and the denominator of which is the Fair Market Value of a Share on the date on which the retainer fee payment is scheduled to be made.

Section 9. Other Types of Awards

9.1

Performance Share Awards. Any Eligible Individual selected by the Administrator may be granted one or more Awards of Performance Shares which shall be denominated in a number of Shares and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant. The Administrator may authorize Dividend Equivalents to be accrued with respect to outstanding Performance Share Awards.

9.2

Performance Stock Units. Any Eligible Individual selected by the Administrator may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of Shares and/or units of value including dollar value of Shares and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant. On the vesting date, the Company shall, subject to Section 10.5(a), transfer to the Participant one unrestricted, fully transferable Share for each Performance Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Performance Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of Shares that would have been issued) or any combination of cash and Shares, as determined by the Administrator, in its sole discretion. The Administrator may authorize Dividend Equivalents to be accrued with respect to outstanding Performance Stock Units.

9.3

Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The vesting conditions may be based on the passage of time or the attainment of performance-based conditions. On the settlement date, the Company shall, subject to Section 10.5(a) hereof and satisfaction of applicable withholding taxes (as further set forth in Section 15.3 hereof), transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of Shares that would have been issued) or any combination of cash and Shares, as determined by the Administrator, in its sole discretion, in either case, less applicable withholding taxes (as further set forth in Section 15.3 hereof). The Administrator may authorize Dividend Equivalents to be accrued with respect to outstanding Restricted Stock Units.

9.4

Other Awards. The Administrator is authorized under the Plan to make any other Award to an Eligible Individual that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) a right with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other right with the value derived from the value of the Shares. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Administrator from time to time.

9.5	Vesting. The vesting conditions applicable to an Award granted pursuant to Section 9 shall be set by the Administrator in its discretion.

9.6

Exercise or Purchase Price. The Administrator may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Restricted Stock Units and any other Award granted pursuant to this Section 9; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law.

9.7

Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Restricted Stock Units and any other Awards granted pursuant to this Section 9 shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Restricted Stock Units or any other Award granted pursuant to this Section 9 may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change of Control of the Company, or because of the Participant’s Retirement, death or Disability, or otherwise.

9.8	Form of Payment. Payments with respect to any Awards granted under this Section 9 shall be made in cash, in Shares or a combination of both, as determined by the Administrator.

9.9	Award Agreement. All Awards under this Section 9 shall be subject to such additional terms and conditions as determined by the Administrator and shall be evidenced by an Award Agreement.

9.10

Timing of Settlement. At the time of grant, the Administrator shall specify the settlement date applicable to an Award of Performance Shares, Performance Stock Units, Restricted Stock Units or any other Award granted pursuant to this Section 9, which shall be no earlier than the vesting date(s) applicable to the relevant Award, or it may be deferred to any later date to the extent and under the terms determined by the Administrator, subject to compliance with Section 409A. Until an Award granted pursuant to this Section 9 has been settled, the number of Shares subject to the Award shall be subject to adjustment pursuant to Section 11 hereof.

Section 10. Provisions Applicable to All Awards

10.1

Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2

Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3

Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary or Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary or Affiliate. Except as otherwise provided by the Administrator, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Administrator (or the Board in the case of Awards granted to Non-Employee Directors). The Administrator by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including, but not limited to, members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Administrator, pursuant to such conditions and procedures as the Administrator may establish. Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary or Affiliate to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities. Notwithstanding anything contrary in this Section 10.3 or Section 10.4 below, no Award may be transferred for value or consideration.

10.4

Beneficiaries. Notwithstanding Section 10.3 hereof, a Participant may, if permitted by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to either the person’s estate or legal representative or the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution (or equivalent laws outside the U.S.). Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator.

10.5	Stock Certificates; Book Entry Procedures.

(a)

Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state local, securities or other laws, including laws of jurisdictions outside of the United States, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(b)

Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

Section 11. Adjustments; Dissolution of Liquidation; Change of Control

11.1

Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, the numerical share limit set forth in Section 3.1 hereof.

11.2

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

11.3	Merger or Change of Control.

(a)

In the event of a merger of the Company with or into another corporation or other entity or a Change of Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (a) Awards will be assumed or substantially equivalent awards will be substituted, by the acquiring or successor corporation or a parent or subsidiary of the successor corporation with appropriate adjustments as to the number and kind of shares and prices; (b) upon written notice to a Participant, that the Participant’s Awards will terminated upon or immediately prior to the consummation of such merger or Change of Control; (c) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, as to the whole Award or a portion thereof, prior to or upon consummation of such merger or Change of Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change of Control; (d) (i) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (ii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (e) any combination of the foregoing. In taking any of the actions permitted under this Section 11.3, the Administrator will not be required to treat all Awards, all Awards held by a Participant, all portions of an Award, or all Awards of the same type, similarly.

(b)

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights (or portions thereof) that are not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units not assumed or substituted for will lapse, and, with respect to Performance Shares, Performance Units, and any other Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company (or any of its parents or subsidiaries, as applicable) governing such Award. In addition, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted for in the event of a merger or Change of Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

(c)

Notwithstanding anything in this Section 11.3 to the contrary, and unless otherwise provided for in an Award Agreement or other written agreement between the Participant and the Company or any of its parents or subsidiaries, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance objectives will not be considered assumed if the Company or its successor modifies any of such performance objectives without the Participant’s consent; provided, however, a modification to such performance objectives only to reflect the successor corporation’s post-Change of Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)

Notwithstanding anything in this Section 11.3 to the contrary, if a payment under an Award Agreement is subject to Section 409A and if the change of control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of “change of control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section 11.3 will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

11.4

Non-Employee Director Awards. With respect to Awards granted to a Non-Employee Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation or its ultimate parent, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Stock Units, Performance Shares, and any other Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company (or any of its Parents or Subsidiaries, as applicable) governing such Award.

11.5

No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or the exercise price of any Award.

Section 12. Administration

12.1

Administrator. This Plan shall be administered by the Board directly, or if and to the extent the Board elects, by the Committee. All references in this Plan to the “Administrator” refer to the Board as a whole, unless the Committee has been designated or authorized consistent with the foregoing. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Non-Employee Directors and (b) the Board or, if and to the extent applicable, the Committee, may delegate its authority hereunder to the extent permitted by Section 12.4 hereof. The Board may at any time and from time to time exercise any and all rights and duties under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

12.2

Authority of Administrator. Subject to any specific designation in the Plan, and in the case of the Committee, subject to the specific duties delegated by the Board to the Committee, the Administrator has the exclusive power, authority and discretion to:

(a)	Designate Participants to receive Awards;

(b)	Determine the type or types of Awards to be granted to each Participant;

(c)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)

Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)

Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)	Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)	Decide all other matters that must be determined in connection with an Award;

(h)	Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)

To suspend or terminate the Plan at any time provided that such suspension or termination does not impair rights and obligations under any outstanding Award without written consent of the affected Participant.

(j)	Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(k)	Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.3

Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.4

Delegation of Authority. To the extent permitted by applicable law, the Administrator may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company day-to-day administration of the Plan, provided that such delegation shall not include authority to grant Awards or amend Awards (other than as necessary to accommodate changes in the laws or regulations). Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.4 shall serve in such capacity at the pleasure of the Administrator.

Section 13. Plan Expiration Date

The Plan will continue in effect until it is terminated by the Board pursuant to Section 14.1 hereof, except that no Award may be granted under the Plan from and after the tenth anniversary of the Effective Date. Any Awards that are outstanding on the date the Plan terminates shall remain in force according to the terms of the Plan and the applicable Award Agreement.

Section 14. Amendment, Modification and Termination

14.1

Amendment, Modification, and Termination. Subject to Section 15.17 hereof, the Board, at any time and from time to time, may amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Section 11), or (ii) permits the Administrator to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option or SAR may be amended to reduce the per share exercise price of the shares subject to such Option or SAR below the per share exercise price as of the date the Option or SAR is granted and, except as permitted by Section 11, (a) no Option or SAR may be granted in exchange for, or in connection with, the cancellation, surrender or substitution of an Option or SAR having a higher per share exercise price and (b) no Option or SAR may be cancelled in exchange for, or in connection with, the payment of a cash amount or another Award at a time when the Option or SAR has a per share exercise price that is higher than the Fair Market Value of a Share.

14.2

Awards Previously Granted. Except with respect to amendments made or other actions taken pursuant to Section 15.17 hereof or any amendment or other action with respect to an outstanding Award that may be required or desirable to comply with applicable law, as determined in the sole discretion of the Administrator, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

Section 15. General Provisions

15.1

No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2

No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award, including the right to vote or receive dividends, until the Participant becomes the record owner of such Shares, notwithstanding the exercise of an Option or other Award.

15.3	Withholding.

(a)

Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company (or any of its Subsidiaries, Parents, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Subsidiaries, Parents, or affiliates, as applicable), an amount sufficient to satisfy U.S. federal, state, and local, non-U.S., and other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)

Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, check or other cash equivalents, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (iii) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (v) any combination of the foregoing methods of payment. For the avoidance of doubt, the Administrator, in its sole discretion, may determine that the tax withholding obligations with respect to an Award held by a Participant who, with respect to the Company’s securities, is subject to Section 16 of the Exchange Act, will be satisfied by the method specified in clause (ii) of the immediately preceding sentence (or such other method as determined by the Administrator and permitted by the Plan). The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15.4

No Right to Employment or Service. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary or Affiliate.

15.5

Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary or Affiliate.

15.6

Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7

Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, termination programs and/or indemnities or severance payments, welfare or other benefit plan of the Company or any Subsidiary or Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8	Expenses. The expenses of administering the Plan shall be borne by the Company and/or its Subsidiaries and/or Affiliates.

15.9

Severability. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

15.10

Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.11

Fractional Shares. No fractional Shares shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.12

Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.13

Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations of the United States and jurisdictions outside the United States, and to such approvals by government agencies, including government agencies in jurisdictions outside of the United States, in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (b) completion of any registration or other qualification with respect to the Shares under any applicable law in the United States or in a jurisdiction outside of the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained and shall constitute circumstances in which the Administrator may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participant. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the Shares paid pursuant to the Plan. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.14

Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

15.15

Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

15.16	Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Texas.

15.17

Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parents or Subsidiaries have any responsibility, obligation or liability under the terms of this Plan to reimburse, indemnify, or hold harmless a Participant or any other person in respect of Awards for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.

15.18

No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (a) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code) or (b) avoid adverse tax treatment (e.g., under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 15.17 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A, including the tax treatment of any Awards, and neither the Company nor any Affiliate will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A, is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

15.19

Clawback/Recovery. Each Award granted to a Participant (including any proceeds, gains or other economic benefit a Participant actually or constructively receives upon the resale of any shares of Common Stock underlying such Award) will be subject to any Company clawback policy, including any clawback policy adopted to comply with applicable laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder), as set forth in such clawback policy or the Award Agreement. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions on an Award as the Administrator determines necessary or appropriate in view of Applicable Laws, governance requirements or best practices, including, but not limited to, a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of cause (as determined by the Administrator).

* * * *

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
Vote by Internet - QUICK *** EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail
REVOCABLE PROXY First Financial Bankshares, Inc.
Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on April 26, 2021.
INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.
PROXY
FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED
Please mark your votes like this
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTORS, AND PROPOSALS 2, 3, AND 4.
Election of Directors
(1) April K. Anthony
(2) Vianei Lopez Braun
(3) Tucker S. Bridwell
(4) David L. Copeland
(5) Mike B. Denny
(6) F. Scott Dueser
(7) Murray H. Edwards
(8) I. Tim Lancaster
(9) Kade L. Matthews
(10) Robert C. Nickles, Jr.
(11) Johnny E. Trotter
(INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name on the space below):
FOR WITHHOLD FOR ALL EXCEPT
2. Ratification of the appointment of Ernst
& Young LLP as our independent auditors for the year ending December 31, 2021
3. Advisory, non-binding vote on compensation of named executive officers
4. Approval of 2021 Omnibus Stock and Incentive Plan
FOR AGAINST ABSTAIN
FOR AGAINST ABSTAIN
FOR AGAINST ABSTAIN
By signing in the space provided, you are hereby acknowledging receipt of the proxy statement dated March 12, 2021, and hereby revoking any proxy or proxies heretofore given to vote at the annual meeting or any postponement or adjournment thereof. Please date your proxy and sign in the space provided, exactly as your name or names appear. When signing as attorney, executor, administrator, trustee or guardian, please give title.
Each joint owner is required to sign.
Mark here for address change.
CONTROL NUMBER
Signature Signature, if held jointly Date 2021.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2021 ANNUAL MEETING OF SHAREHOLDERS
APRIL 27, 2021
10:30 A.M. CENTRAL TIME
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
PROXY
FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRST FINANCIAL BANKSHARES, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 27, 2021
REVOCABLE PROXY
FIRST FINANCIAL BANKSHARES, INC.
I hereby appoint Tucker S. Bridwell and David L. Copeland, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and hereby authorize them to represent me and to vote for me as directed at the annual meeting of First Financial Bankshares, Inc., a Texas corporation, to be held on April 27, 2021, at 10:30 a.m., Central time, in the Abilene Convention Center, 1100 North 6th Street, Abilene, Texas and at any postponement or any adjournment thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED OR, IF NO DIRECTION IS INDICATED, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL. THIS PROXY WILL BE VOTED, IN THE DISCRETION OF THE PROXYHOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
(Continued, and to be marked, dated and signed, on the other side)